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                         NORTH FORK BANCORPORATION, INC.
                         401(k) RETIREMENT SAVINGS PLAN



                           AMENDED AND RESTATED AS OF
                                 JANUARY 1, 1997
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                            NORTH FORK BANCORPORATION
                         401(k) RETIREMENT SAVINGS PLAN


                                    CONTENTS


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                                                                                                          Page
ARTICLE I                  DEFINITIONS............................................................          1

ARTICLE II                 ELIGIBILITY AND PARTICIPATION..........................................          9

ARTICLE III                BEFORE-TAX CONTRIBUTIONS...............................................         12

ARTICLE IV                 BANK MATCHING CONTRIBUTIONS............................................         22

ARTICLE V                  ADMINISTRATION OF FUNDS................................................         29

ARTICLE VI                 VESTING OF ACCOUNTS....................................................         31

ARTICLE VII                OPERATION OF THE TRUST FUND............................................         36

ARTICLE VIII               VOTING RIGHTS..........................................................         37

ARTICLE IX                 WITHDRAWALS AND LOANS
                           DURING EMPLOYMENT......................................................         40

ARTICLE X                  ROLLOVERS TO THE PLAN..................................................         46

ARTICLE XI                 DISTRIBUTIONS UPON TERMINATION
                           OF EMPLOYMENT..........................................................         48

ARTICLE XII                ADMINISTRATION OF THE PLAN.............................................         54

ARTICLE XIII               ADOPTION, AMENDMENT, TERMINATION
                           AND MERGER.............................................................         62

ARTICLE XIV                LIMITATIONS ON BENEFITS AND CONTRIBUTIONS..............................         65

ARTICLE XV                 TOP HEAVY PLAN YEARS...................................................         72

ARTICLE XVI                MISCELLANEOUS..........................................................         79

ARTICLE XVII               SPECIAL RULES FOR TRANSFERRED ACCOUNTS.................................         82

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                                    FOREWORD


North Fork Bancorporation, Inc. has established the North Fork Bancorporation, Inc. 401(k) Retirement Savings Plan ("the Plan"), effective as of October 1, 1992, to enable eligible employees to defer a part of their current income to provide for their retirement, death or disability. The purpose of the Plan is to afford tax-favorable treatment to such deferrals and the Plan is to be construed in a manner consistent with the provisions of Sections 401(a), 401(k) and 401(m) of the Internal Revenue Code and Treasury Regulations thereunder.

Effective January 1, 1997, North Fork Bancorporation, Inc. has amended and restated the Plan. This amended and restated Plan includes eight amendments to the Plan adopted by the Board of Directors and effective between January 1, 1994 and December 31, 1996. This Plan document is effective for Participants who have an Hour of Service with North Fork Bancorporation, Inc. on or after January 1, 1997. For Participants who terminated employment on or before December 31, 1996, their benefits and rights under the Plan shall be determined under the Plan (including all amendments) in effect on their date of termination.
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                                    ARTICLE I
                                   DEFINITIONS


As used herein, unless otherwise defined or required by the context, the following words and phrases shall have the meanings indicated. Some of the words and phrases used in the Plan are not defined in this Article I, but, for convenience, are defined as they are introduced into the text.

1.1      "Account" means a Participant's (a) Before-tax Contribution Account,
         (b) Company Matching Contribution Account, (c) Rollover Account, (d) Qualified Nonelective Contribution Account or (d) any or all of such Accounts.

1.2 "Appropriate Form" means the form prescribed by the Committee for a particular purpose.

1.3      "Bank" means North Fork Bancorporation, Inc.

1.4 "Bank Matching Contributions" means the Employer contributions made to the Trust Fund pursuant to Article IV.

1.5 "Bank Matching Contribution Account" means the separate Account maintained for a Participant to record the Participant's share of the Trust Fund attributable to Company Matching Contributions made on the Participant's behalf.

1.6      "Bank Stock" means the Class A common stock of North Fork
         Bancorporation, Inc.

1.7 "Before-tax Contributions" means contributions made by an Employer pursuant to an election by the Participant to reduce the cash Compensation otherwise currently payable by an equivalent amount, in accordance with the provisions of Section 3.1.


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1.8      "Before-tax Contribution Account" means the separate Account maintained for a Participant to record the Participant's share of the Trust Fund attributable to Before-tax Contributions made on the Participant's behalf.

1.9 "Beneficiary" means the person or persons so designated in accordance with Section 2.5 to receive benefits payable under the Plan as a result of the Participant's death.

1.10 "Board" or "Board of Directors" means the Board of Directors of the Bank.

1.11 "Break in Service" means a Plan Year during which an Employee does not complete more than 500 Hours of Service.

1.12 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

1.13 "Committee" means the committee constituted to administer the Plan in accordance with Section 12.1. The members of the Committee shall constitute "named fiduciaries" for the purposes of Section 402(a)(1) of ERISA, responsible for administration, operation and interpretation of the Plan.

1.14 "Compensation" means, with respect to any Participant, such Participant's basic salary and wages, but excluding overtime and bonuses and increased by the amount of any Before-tax Contributions made to the Plan on the Participant's behalf and any amount by which the Employee's current pay is reduced pursuant to the Employee's election of benefits or coverage under a "cafeteria" plan as described in Section 125 of the Code. Notwithstanding the foregoing, Compensation in a Plan Year in excess of $150,000, as adjusted by the Commissioner for increases in the cost of living as provided in Section 401(a)(17)(B) of the Code and the regulations thereunder, shall be disregarded for all purposes under the Plan. If the period for determining compensation used in calculating a Participant's allocation for a determination period is a Plan Year shorter than 12 months, the annual Compensations limit is an amount equal to the otherwise applicable Compensation limit multiplied by a fraction, the numerator of which is the number of months in the short Plan Year and the denominator of which is 12.


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        Compensation shall mean W-2 compensation for Compass Account Executives and Senior Account Executives who are licensed with the National Association of Security Dealers and/or the New York State Insurance Department to sell or assist in the sales of Alternative Investment Products, as defined by the Inter-Agency Guidelines for non-deposit investment products.

1.15 "Controlled Group" means any corporation or unincorporated business controlled by, or under common control with, an Employer within the meaning of Sections 414(b), (c) and (o) of the Code and any organization which is a member of an affiliated service group within the meaning of
        Section 414(m) of the Code that includes an Employer provided, however that for purposes of the limitations upon benefits contained in Article XIV, "Controlled Group" status shall be determined in accordance with section of 415(h) or the Code. A corporation or unincorporated business shall not be deemed part of the Controlled Group for any purpose under the Plan with respect to any period before it became part of the Controlled Group.

1.16 "Deferred Retirement Date" means the first day of the month following the later of the Participant's Normal Retirement Date and his or her actual retirement date.

1.17 "Disability" means the total and permanent disability that qualifies the Participant to receive disability benefits under the Federal Social Security Act.

1.18 "Disability Retirement Date" means the first of the month coincident with or next following the date the Participant is deemed to have a Disability.

1.19 "Early Retirement Date" means the first day in any month after the Participant has attained age 55.

1.20     "Effective Date" means October 1, 1992.


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1.21     "Employee" means an individual described in Section 3121(d)(1) or (2)
         of the Code who is employed by an Employer or any member of the Controlled Group.

1.22 "Employer" means the Bank and any member of the Controlled Group which with the consent of the Board of Directors, has adopted the Plan as a participant herein and any successors to such Employer.

1.23     "Employment Commencement Date" means:

         (a) the first day in respect of which an Employee receives compensation from an Employer or any member of the Controlled Group for the performance of services;

         (b) in the case of an Employee who has incurred a Termination of Employment the first day, after such Termination of Employment, he receives Compensation from any Employer or any member of the Controlled Group for the performance of services.

1.24 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.25 "Highly Compensated Employee" shall mean with respect to each Plan Year an Employee who, at any time during the Plan Year being tested (the "determination year") or the twelve-month period immediately preceding the determination year (the "look-back year") (i) was a 5% owner (as defined in Section 416(i)(1) of the Code) with respect to the Employer or any member of the Controlled Group (a "5 percent owner"), (ii) earned more than $50,000 of Section 414(q) compensation (as defined in Section 414(q)(7) of the Code ("Section 414(q) Compensation")) and was among the "top-paid group" (as defined in Section 414(q)(4) of the Code), (iii) earned more than $75,000 of Section 414(q) Compensation, or (iv) was an officer who earned more than $45,000 of Section 414(q) Compensation (or, if greater, 50% of the defined benefit plan dollar limit in effect under Section 415(b)(1)(A) of the Code with respect to such year). The $50,000 and $75,000 amounts are to be indexed at the same time and in


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         the same manner as is the dollar limit applicable to defined benefit plans under Section 415 of the Code.

         Notwithstanding the provisions of the foregoing paragraph,

         (a) In the case of the determination year for which an Employee is being tested, an Employee not described in Subparagraph (ii),
                  (iii) or (iv) above for the look-back year (without regard to this subparagraph (a)) shall not be treated as being described in subparagraph (ii), (iii) or (iv) above for the determination year unless such employee is a member of the group consisting of the 100 employees paid the greatest
                  Section 414(q) Compensation during the determination year; and

         (b) A former employee shall be treated as a Highly Compensated Employee if (i) such employee was a Highly Compensated Employee when such employee separated from service, or (ii) such employee was a Highly Compensated Employee at any time after attaining age 55.

         If no officer has satisfied the compensation requirements of subsection
         (iv) of this Section 1.25 during either a determination year or look-back year, the highest paid officer for such year shall be treated as a Highly Compensated Employee.

         Notwithstanding any other provision of this Plan, the above determination of a Highly Compensated Employee shall, at the election of the Bank, be determined in accordance with the simplified method described in Section 414(q)(12) of the Code.

         Included in consideration when determining who are Highly Compensated Employees are all Employees employed by an Employer or any member of the Controlled Group.

         The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group, the 100 Employees and the number of Employees treated as officers will be made in accordance with Section 414(q) of the Code and the regulations thereunder.


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         Notwithstanding any provision herein to the contrary, an Employer may elect to make the look-back year calculation for a determination year on the basis of the calendar year ending with or within the applicable determination year (or, in the case of a determination year that is shorter than twelve months, the calendar year ending with or within the twelve-month period, ending with the end of the applicable determination year). This election shall be made in accordance with Temporary Treasury Regulation Section 1.414(q)-1T, Q&A-14(b).

1.26 "Hour of Service" means (i) each hour for which a person is paid or entitled to payment for the performance of duties with an Employer or any member of the Controlled Group or other entity required to be aggregated with the Employer pursuant to Section 414(o) of the Code,
         (ii) each hour for which a person is paid, or entitled to payment, on account of a period of time during which no duties are performed with an Employer or any member of the Controlled Group irrespective of whether the employment relationship has terminated due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence and (iii) each hour for which back pay, irrespective of mitigation of damages, has either been awarded or agreed to by the Employer or any member of the Controlled Group.

         A person who is compensated for a period during which no services are performed for the Employer shall be credited with such number of Hours of Service as are required to be so credited pursuant to the provisions of 29 CFR Section 2530.200b-2(b). Hours of Service which are credited to a person pursuant to this Section shall be credited to the computation period described in 29 CFR Section 2530.200b-2(c).

         Solely for purposes of determining whether a Break in Service has occurred, an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, eight
         (8) Hours of Service per day of such absence. Such hours shall not exceed 500. For purposes of this paragraph, an absence from work for maternity or


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         paternity reasons means an absence (i) by reason of the pregnancy of the individual, (ii) by reason of a birth of a child of the individual,
         (iii) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this paragraph shall be credited in the Plan Year in which the absence begins if the crediting is necessary to prevent a Break in Service in that period, or in all other cases, in the following Plan Year.

1.27 "Leased Employee" means any person as set forth in Section 414(n)(2) of the Code.

1.28     "Normal Retirement Age" means the 65th birthday of the Participant.

1.29 "Normal Retirement Date" means the first of the month coincident with or next following the date the Participant attains Normal Retirement Age.

1.30 "Participant" means an Employee who has become a participant of the Plan in accordance with Article II and whose participation has not terminated pursuant to such Article.

1.31 "Plan" means the North Fork Bancorporation 401(k) Retirement Savings Plan as set forth herein or as amended from time to time thereafter.

1.32 "Plan Year" means the calendar year provided, however, that the first Plan Year shall be a short Plan Year beginning on the Effective Date (October 1, 1992) and ending on December 31, 1992.

1.33 "Qualified Nonelective Contributions" means contributions made by the Bank, in its sole discretion, in order to correct excess Before-tax Contributions, pursuant to Section 3.4 herein.


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1.34     "Rollover Account" means the separate Account maintained for a
         Participant to record the Participant's share of the Trust Fund attributable to contributions as described in Section 10.1 of the Plan.

1.35 "Termination of Employment" means the date on which an Employee ceases to be employed by an Employer or a member of the Controlled Group for any reason; provided, however, that no Termination of Employment shall occur if an Employee is transferred from the employ of one Employer or member of the Controlled Group to another Employer or member of the Controlled Group.

1.36     "Transaction Date" means each business day of the Plan Year.

1.37 "Trustee" means the individual or individuals or entity or entities appointed from time to time by the Board to administer the Trust Fund in accordance with Section 7.1.

1.38 "Trust Agreement" means the agreement entered into between the Bank and the Trustee, as provided for in Section 7.1, as the same may be amended from time to time.

1.39     "Trust Fund" means the trust fund established in accordance with
         Section 7.1 from which benefits provided under this Plan will be paid.

1.40     "Valuation Date" means the close of each business day.

1.41 "Year of Service" means the period of 12 consecutive months measured from the Participant's Employment Date and each Plan Year (commencing with the Plan Year following the Plan Year in which such Employment Date occurs) during which an Employee completes at least one thousand (1,000) Hours of Service.

1.42 "Year of Vesting Service" means a Plan Year after the Effective Date in which an Employee completes at least one thousand (1,000) Hours of Service. Employees who complete two hundred-fifty (250) Hours of Service in the Short Plan Year beginning on the Effective Date shall be credited with one Year of Vesting Service.



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                                   ARTICLE II
                          ELIGIBILITY AND PARTICIPATION


2.1      Eligibility:

         (a) Each Employee age 21 or over who was a Participant on December 31, 1996 shall continue to participate in the Plan on January 1, 1997.

         (b) Each other Employee shall become eligible to participate on the first day of the month coincident with or next following his completion of one Year of Service and attainment of age 21.

2.2      Participation:

         An Employee who satisfies the eligibility requirements of Section 2.1 who wants to participate in the Plan shall complete the Appropriate Form and submit it to the Committee pursuant to Section 3.1. Deferrals of Compensation shall commence as soon as administratively feasible. An Employee shall become a Participant as soon as deferrals of such Employee's Compensation shall commence under the Plan.

2.3      Cessation of Participation:

         A Participant shall cease to be a Participant as of the date of his Termination of Employment; provided, however, an individual who is no longer an Employee but for whom an Account is maintained under the Plan shall continue to be a Participant for all purposes of the Plan except Sections 3.1, 3.3, 4.1, 9.1, 9.2, 10.1 and as otherwise specifically set forth in the Plan.

2.4 A former Participant who is re-employed by an Employer shall again become eligible to participate as of his most recent Employment Commencement Date and shall complete the Appropriate Form and submit it to the Committee pursuant to Section 3.1.


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2.5      Beneficiary Designation:

         Each Participant shall designate a Beneficiary on the Appropriate Form provided by the Committee. The designated Beneficiary may be one or more individuals or an estate or trust; provided, however, that if the Participant is married at the time of death, the surviving spouse shall automatically be the sole Beneficiary unless the spouse had consented, in writing, to a designation of a different Beneficiary. Such consent must be witnessed by a notary public and must acknowledge the effect of the designation. Any such consent shall be irrevocable with respect to the Beneficiary so designated. If more than one individual or trust is named, the Participant shall indicate the shares and/or precedence of each individual or trust so named. Any Beneficiary so designated may be changed by the Participant at any time (subject to the spouse's consent, if applicable) by signing and filing the Appropriate Form with the Committee.

         In the event that no Beneficiary had been designated or that no designated Beneficiary survives the Participant, the following Beneficiaries (if then living) shall be deemed to have been designated in the following priority: (1) spouse, (2) children, including adopted children, in equal shares, per stirpes, (3) parents, in equal shares,
         (4) the person(s) designated as beneficiary under any group life insurance maintained by the Employer, and (5) the Participant's estate.

2.6 Former employees of Bayside Federal Savings Bank whose employment with North Fork Bank began between July 1, 1994 and December 1, 1994 shall be eligible to participate in the Plan on December 1, 1994 and shall receive service credit from their date of employment with Bayside Federal Savings Bank for purposes of eligibility in the Plan.


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2.7      Former employees of Eastern Federal Savings and Loan Association employed by Bayside Federal Savings Bank on January 1, 1992 and subsequently employed by North Fork Bank between July 1, 1994 and December 1, 1994 shall be eligible to participate in the Plan on December 1, 1994 and shall receive service credit from their date of employment with Eastern Federal Savings and Loan Association for purposes of eligibility in the Plan.

2.8 Former employees of The Bank of Great Neck employed by The Bank of Great Neck on June 30, 1995 and subsequently employed by North Fork Bank on July 1, 1995 shall be eligible to participate in the Plan on July 1, 1995 and shall receive service credit from their date of employment with The Bank of Great Neck for purposes of eligibility in the Plan.

2.9 Former employees of Extebank whose employment with North Fork Bank began between November 1, 1995 and March 15, 1996 shall be eligible to participate in the Plan April 1, 1996 and shall receive service credit from their date of employment with Extebank for purposes of eligibility in the Plan.

2.10 Former employees of the ten Long Island branches of First Nationwide Bank whose employment with North Fork Bank began on March 22, 1996 shall be eligible to participate in the Plan on April 1, 1996 and shall receive service credit from their date of employment with First Nationwide Bank for purposes of eligibility in the Plan.

2.11 Former employees of North Side Savings Bank who are eligible to participate in the North Side Savings Bank 401(k) Savings Plan on December 31, 1996, and are subsequently employed by North Fork Bank on January 1, 1997, shall be eligible to participate in the Plan on January 1, 1997 and shall receive service credit from their date of employment with North Side Savings Bank for purposes of eligibility in the Plan.



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                                   ARTICLE III
                            BEFORE-TAX CONTRIBUTIONS


3.1      Before-tax Contributions:

         (a) Each Employee who is eligible to participate in the Plan may elect to reduce his Compensation for each payroll period by an amount, in any whole percentages of 1% to 12% of his Compensation for such period and direct his Employer to contribute such amount to the Plan in cash as a Before-tax Contribution. A Participant's Before-tax Contribution shall be credited to his Before-tax Contribution Account.

         (b) An election by an Employee pursuant to this Section 3.1 shall be made in writing on an Appropriate Form, no later than thirty (30) days (or such lesser number of days as is acceptable to the Committee) prior to the date he or she becomes eligible to participate in the Plan. The Participant shall specify on the Appropriate Form, the percentage of his Compensation to be deducted each payroll period and contributed to the Plan as a Before-tax Contribution.

3.2      Limitation on Before-tax Contributions:

         Notwithstanding any provision in the Plan to the contrary, in no event shall the aggregate of Before-tax Contributions (and such other "elective deferrals", as defined in Section 402(g)(3) of the Code and Treasury Regulation Section 1.402(g)-1(b)) made on a Participant's behalf with respect to any year of the Participant exceed $7,000 (or such higher dollar limit as may be in effect with respect to such year in accordance with Section 402(g)(5) of the Code and Treasury Regulation Section 1.402(g)-1(d) (hereinafter referred to as the "applicable dollar limit")). Any amount in excess of the "applicable dollar limit" shall be distributed in accordance with Section 3.6 of this Plan.


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3.3      Change in Contribution Rate:

         (a) A Participant may elect to increase (but not if completely suspended) or decrease (but not completely suspend) the amount contributed to the Plan, within the limits specified in Sections 3.1, as of any January 1, April 1, July 1 or October 1 or any such date authorized by the Committee for the benefit of Plan Participant, by giving written notice on the Appropriate Form to the Committee at least thirty (30) days before such Transaction Date (or such lesser period as the Committee may prescribe).

         (b) A Participant may elect to completely suspend the amount contributed to the Plan, as of any date by giving written notice on the Appropriate Form to the Committee at least thirty (30) days before such date (or such lesser period as the Committee may prescribe).

         (c) A Participant (other than a Participant on an Authorized Leave as defined below) who elected to completely suspend his Before-tax Contributions may not elect to resume such contributions for one year after the Participant elected to suspend such contributions. Such a Participant may elect to resume contributions to the Plan by giving written notice on the Appropriate Form to the Committee at least thirty (30) days before such date (or such lesser period as the Committee may prescribe).

         (d) A Participant on an Authorized Leave (as defined below) or who returns from an Authorized Leave may resume his Before-tax Contributions.

         (e) For purposes of this Section 3.3, an Authorized Leave means any leave of absence authorized by the Committee, including, but not limited to, a leave of absence because of disability, layoff, or maternity, which results in a reduction in (but not an elimination of) the Participant's Compensation.

         (f) Contribution rate changes also may be made at such times as are necessary to comply with the provisions of Section 3.2,
                  Section 3.4 or Section 4.2.


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3.4      Limitations on Before-tax Contributions:

         Notwithstanding the foregoing provisions of this Article III, the Committee shall limit the amount of Before-tax Contributions made on behalf of each Highly Compensated Employee for each Plan Year to the extent necessary to ensure that either of the following tests is satisfied:

         (a) the "Actual Deferral Percentage" (as hereinafter defined) for the group of Highly Compensated Employees who are eligible to participate in the Plan is not more than the Actual Deferral Percentage of all other Employees who are eligible to participate in the Plan multiplied by 1.25; or

         (b) the excess of the Actual Deferral Percentage for the group of Highly Compensated Employees who are eligible to participate in the Plan over that of all other Employees who are eligible to participate in the Plan is not more than two percentage points, and the Actual Deferral Percentage for the group of Highly Compensated Employees eligible to participate in the Plan is not more than the Actual Deferral Percentage of all other Employees eligible to participate in the Plan multiplied by 2.0.

         For purposes of this Section 3.4, the term "Actual Deferral Percentage" shall mean, for a specified group of Employees (or any Employee) eligible to participate in the Plan for a Plan Year (as determined pursuant to Treasury Regulation Section 1.401(k)-1(g)(4)), the average of the ratios (or the ratio) calculated to the nearest one-hundredth of a percentage point (calculated separately for each person in such group and to the nearest one-hundredth of a percentage point) of

         (a) the aggregate of the Before-tax Contributions which, in accordance with the rules set forth in Treasury Regulation
                  Section 1.401(k)-1(b)(4), are taken into account with respect to such Plan Year, to


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
         (b) such employee's "Section 414(s) compensation" (as determined under Section 414(s) of the Code and the regulations thereunder) for such Plan Year. For this purpose, Section 414(s) compensation shall mean compensation as described under
                  Section 415(c)(3) of the Code and the regulations thereunder, and shall also include all amounts currently not included in the Employee's gross income by reason of Sections 125 and 402(a)(8) of the Code. Compensation shall be limited to that portion of the Plan Year in which the Employee was an eligible Employee (as determined pursuant to Treasury Regulation
                  Section 1.401(k)-1(g)(4)).

         The Actual Deferral Percentage for any Employee who is a Highly Compensated Employee for the Plan Year and who is eligible to have Before-tax Contributions made on his behalf under two or more arrangements described in Section 401(k) of the Code that are maintained by an Employer or any member of the Controlled Group shall be determined as if such Before-tax Contributions were made under a single arrangement.

         If the Plan is permissibly aggregated or is required to be aggregated with other plans, as provided under Treasury Regulation Section 1.401(k)-1(b)(3) for purposes of determining whether or not such plans satisfy Section 410(b) of the Code (other than for purposes of the average benefit percentage test), then the provisions of this Section
         3.4 shall be applied by determining the Actual Deferral Percentage of eligible Employees as if all such plans were a single plan. A plan may not be aggregated with another plan having a different plan year.

         If the Plan covers both Employees who are included in a unit of employees covered by a collective bargaining agreement and Employees who are not so covered it must be treated as two separate plans (one for each group of eligible Employees) for purposes of Section 401(k) of the Code.

         In determining the Actual Deferral Percentage for a Plan Year for a Participant who is a Highly Compensated Employee, the Before-tax Contributions and Section 414(s) compensation of such Participant shall to the extent required under Treasury Regulation Section 1.401(k)-1(g)(1), include the Before-tax Contributions and Section 414(s) compensation of any individual who is a "Family Member" (as hereinafter defined) and such Family Members shall be disregarded as separate Employees in determining the Actual Deferral Percentage both for Participants who are Highly Compensated Employees and for all other eligible Employees. A Family Member for this purpose means, with respect to any Employee described in Section 414(q)(6)(A) of the Code, a family member of such individual as described in Section 414(q)(6)(B) of the Code.

         Solely for the purpose of this Section 3.4, the term "Before-tax Contributions" shall, to the extent elected by the Committee in accordance with applicable law, include such other contributions which, in accordance with Treasury Regulation Section 1.401(k)-1(b)(5), may be aggregated with such Before-tax Contributions for purposes of demonstrating compliance with the requirements of Section 401(k)(3) of the Code.

         In the event it is determined prior to any payroll period that the amount of Before-tax Contributions elected to be made thereafter would cause the limitation prescribed in this Section 3.4 to be exceeded, the amount of Before-tax Contributions allowed to be made on behalf of Highly Compensated Employees (and/or such other Participants as the Committee may prescribe) may be reduced, notwithstanding the limitations on contribution rate changes in Section 3.3. Except as is hereinafter provided, the Participants to whom such reduction is applicable and the amount of such reduction shall be determined pursuant to such uniform and nondiscriminatory rules as the Committee shall prescribe.

         Notwithstanding the foregoing paragraph, with respect to any Plan Year in which Before-tax Contributions on behalf of Highly Compensated Employees exceed the applicable limit set forth in this Section 3.4, the Committee shall reduce the amount of the excess Before-tax Contributions made on behalf of the Highly Compensated Employees by reducing such excess Before-tax Contributions (along with earnings) attributable to such excess Before-tax Contributions, as determined pursuant to

         Treasury Regulation Section 1.401(k)-1(f)(4)(ii)) in accordance with Treasury Regulations Section 1.401(k)-1(f)(2). The Committee shall instruct the Trustee to distribute such excess Before-tax Contributions (along with earnings (including gap period earnings) attributable to such Before-tax Contributions as determined pursuant to Treasury Regulation Section 1.401(k)-1(f)(4)(ii)) to the affected Highly Compensated Employees as soon as practicable after the end of such Plan Year, and in all events prior to the end of the next following Plan Year. The amount of such reduction for a Highly Compensated Employee for a Plan Year is the amount (if any) by which the Employee's Before-tax Contributions must be reduced for the Employee's Actual Deferral Percentage to equal the highest permitted Actual Deferral Percentage under the Plan. To calculate the highest permitted Actual Deferral Percentage under the Plan, the Actual Deferral Percentage of the Highly Compensated Employee with the highest permitted Actual Deferral Percentage is reduced by the amount required to cause the Employees Actual Deferral Percentage to equal the Actual Deferral Percentage of the Highly Compensated Employee with the next highest Actual Deferral Percentage. If a lesser reduction would enable the Plan to satisfy the Actual Deferral Percentage test, only this lesser reduction may be made. This process must be repeated until the Plan satisfies the Actual Deferral Percentage test. The Committee shall also take all appropriate steps in order to meet the aggregate limitation test contained in Section 4.3.

         To the extent that excess Before-tax Contributions are refunded, Matching Bank Contributions attributable to such excess contributions must be forfeited as of the date of determination that such excess exists.

         Notwithstanding distributions pursuant to the foregoing provisions, excess Before-tax Contributions shall be treated as Annual Additions for purposes of Article XV.

         If any Before-tax Contribution made on behalf of a Participant in excess of the maximum permitted is paid to the Trustee before discovering the fact that the amount exceeds the limitations of this
         Section 3.4, such amount shall be deemed to have been contributed to the Plan by way of a mistake of fact.

         An elective contribution will be taken into account under the Actual Deferral Percentage test of Code Section 401(k)(3)(A) for a Plan Year only if it relates to Compensation that either would have been received by the Employee in the Plan Year and would have been received by the Employee within 2-1/2 months after the close of the Plan Year.

         An elective contribution will be taken into account under the Actual Deferral Percentage test for a Plan Year only if it is allocated to the Employee as of a date within the Plan Year. For this purpose, an elective contribution is considered allocated as of a date within a Plan Year if the allocation is not contingent on participation or performance of services after such date and the elective contribution is actually paid to the Trust no later than 12 months after the Plan Year to which the contribution relates.

3.5      Qualified Nonelective Contributions:

         Notwithstanding anything to the contrary herein, for any Plan Year in which Before-tax Contributions on behalf of Highly Compensated Employees exceed the applicable limit set forth in Section 3.4, the Bank, in its sole discretion, may make Qualified Nonelective Contributions to the accounts of active non-Highly Compensated Employees. Any such contributions shall be allocated, as of the last day of the Plan Year to the Qualified Nonelective Contribution Accounts of such Participants as are entitled thereto, in the same ratio as each such Participant's Compensation bears to the aggregate Compensation of all active non-Highly Compensated Employees. Qualified Nonelective Contributions shall be nonforfeitable and subject to the same distribution restrictions that apply to elective contributions.

3.6      Distribution of Excess Deferrals:

         (a) Notwithstanding any other provision of the Plan, Excess Before-tax Amounts (as hereinafter defined) plus any income and minus any loss allocable thereto for both the calendar year and the period between the end of the calendar year and the date the distribution is made, as determined pursuant to Treasury Regulation Section 1.402(g)-1(e)(5)(iii), shall be distributed no later than each April 15, to Participants who claim such allocable Excess Before-tax Amounts for the preceding calendar year.

         (b) For purposes of this Section 3.5, "Excess Before-tax Amount" shall mean the amount of a Participant's Before-tax Contributions (and other "elective deferrals" within the meaning of Section 402(g)(3)(A) of the Code) for a calendar year that the Participant allocates to this Plan pursuant to the claim procedure set forth in subsection 3.5(c) of this Plan.

         (c) The Participant's claim shall be in writing; shall be submitted to the Committee no later than March 1 of the calendar year following the calendar year that the Excess Before-tax Amount occurred; shall specify the Participant's Excess Before-tax Amount for the preceding calendar year; and shall be accompanied by the Participant's written statement that if such amounts are not distributed, such Excess Before-tax Amount, when added to amounts deferred under other plans or arrangements described in Section 401(k), 408(k), 403(b), or 501(c)(18) of the Code, exceeds the limit imposed on the Participant in accordance with the applicable provisions of the Code for the year in which the deferral of the Excess Before-tax Amount occurred.

                  Excess Before-tax Amounts are not to be disregarded for the purposes of applying the requirements of Code Section 401(a)(4) and 401(k)(3) to the Plan merely because they are Excess Before-tax Amounts or are distributed. Notwithstanding the foregoing, Excess Before-tax Amounts by Non-Highly Compensated Employees are not to be taken into account under Code Section

                  401(k)(3) to the extent such deferrals are prohibited under
                  Section 401(a)(30) of the Code.

                  Excess Before-tax Amounts are treated as Employer contributions for purposes of Section 415 of the Code unless distributed pursuant to this Section 3.5 of the Plan.

3.7      Distribution Requirements Applicable to Before-tax Contributions:

         Before-tax Contributions and Qualified Nonelective Contributions and the income allocable thereto shall in no event be distributed to a Participant or Beneficiary, as the case may be, earlier than such Participant's retirement, death, Disability, termination of employment, or upon the occurrence of one of the following events:

         (a) Termination of the Plan without the establishment or maintenance of another defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code).

         (b) The disposition by an Employer to an unrelated corporation of substantially all of the assets (within the meaning of Section 409(d)(2) of the Code) used in a trade or business of an Employer, but only with respect to Employees who continue employment with the corporation acquiring such assets, provided that the Employer continues to maintain the Plan after the disposition.

         (c) The disposition by an Employer to an unrelated entity of such Employer's interest in a subsidiary (within the meaning of Section 409(d)(3) of the Code), but only with respect to Employees who continue employment with such subsidiary, provided that the Employer continues to maintain the Plan after the disposition.

         (d) A hardship distribution, as described in Section 9.1 of the Plan.

         With respect to a distribution to a Participant on account of an event described in subparagraphs (a), (b), or (c) above, such distribution shall be paid in the form of a lump sum (as defined in Section 402(e)(4) of the Code, without regard to clauses (i), (ii), (iii), and
         (iv) of subparagraph (A), subparagraph (B), or subparagraph (H) thereof).

                                   ARTICLE IV
                           BANK MATCHING CONTRIBUTIONS


4.1    Bank Matching Contributions:

       The Employer shall make contributions to the Plan, with respect to the 1992 Plan Year, on behalf of each Participant, equal to seventy-five percent (75%) of the Participant's first six percent (6%) of Before-tax Contributions, with respect to such Plan Year. With respect to any other Plan Year, the Employer shall make contributions to the Plan based on Bank profits.

       The Employer may designate the Bank Matching Contributions described above as "qualified matching contributions" (to the extent permitted under Treasury Regulation Section 1.401(k)-1(g)(13)) on behalf of Participants.

       Any other provision of the Plan notwithstanding, in no event shall the Bank Matching Contribution for any Plan Year exceed the amount deductible for such Plan Year for income tax purposes as a contribution to the Trust Fund under Section 404 of the Code.

       Bank Matching Contributions, for any Plan Year, shall be made at the end of each calendar quarter to Participants who are employed on that date. Participants who retire, die or leave employment due to a Disability during a calendar quarter shall receive Bank Matching Contributions regardless of whether they are employed on the last day of such calendar quarter.

4.2    Limitations on Bank Matching Contributions:

       Notwithstanding the foregoing provisions of Article III and this Article IV, the Committee shall limit the amount of Bank Matching Contributions made by or on behalf of each Highly Compensated Employee for each Plan Year to the extent necessary to ensure that either of the following tests is satisfied:

       (a) the "Actual Matching Contribution Percentage" (as hereinafter defined) for the group of Highly Compensated Employees who are eligible to participate in the Plan is not more than the Actual Matching Contribution Percentage of all other Employees who are eligible to participate in the Plan multiplied by 1.25; or

       (b) the excess of the Actual Matching Contribution Percentage for the group of Highly Compensated Employees who are eligible to participate in the Plan over that of all other Employees who are eligible to participate in the Plan is not more than two percentage points, and the Actual Matching Contribution Percentage for the group of Highly Compensated Employees eligible to participate in the Plan is not more than the Actual Matching Contribution Percentage of all other Employees eligible to participate in the Plan multiplied by 2.0.

       For purposes of this Section 4.2, the term "Actual Matching Contribution Percentage" shall mean, for a specified group of Employees (or any Employee) eligible to participate (as determined pursuant to Treasury Regulation Section 1.401(m)-1(f)(4)) in the Plan for each Plan Year, the average of the ratios (or the ratio) calculated to the nearest one-hundredth of a percentage point (calculated separately for each person in such group and to the nearest one-hundredth of a percentage point) of

       (A) the aggregate of the Bank Matching Contributions which, in accordance with the rules set forth in Treasury Regulation Section 1.401(m)-1(b)(4), are taken into account with respect to such Plan Year, to

       (B)    such Employee's Section 414(s) compensation (as determined under
              Section 3.4 of the Plan) for such Plan Year.

       The Actual Matching Contribution Percentage for a Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to make contributions, or to have matching employer contributions (within the meaning of Section 401(m)(4)(A) of the Code) made on his behalf under two or more plans described in

       Section 401(a) of the Code that are maintained by an Employer or any member of the Controlled Group, shall be determined as if the total of such matching contributions were made under a single plan.

       If the Plan is permissibly aggregated or is required to be aggregated with other plans, as provided under Treasury Regulation Section 1.401(m)-1(b)(3) for purposes of Section 410(b) of the Code (other than the average benefit percentage test), then the provisions of this Section
       4.2 shall be applied by determining the Actual Matching Contribution Percentage of eligible Employees as if all such plans were a single plan. A plan may not be aggregated with another plan having a different plan year.

       If the Plan covers both Employees who are included in a unit of Employees covered by a collective bargaining agreement and Employees who are not so covered it must be treated as two separate plans (one for each group of eligible Employees) for purposes of Section 401(m) of the Code.

       In determining the Actual Matching Contribution Percentage of a Participant who is a Highly Compensated Employee, Company Matching Contributions and Section 414(s) compensation of such Participant shall, to the extent required under Treasury Regulation Section 1.401(m)-1(f)(1), reflect the Company Matching Contributions made on behalf of, and the Section 414(s) compensation of, any individual who is a Family Member (as that term is defined in Section 3.4 of the Plan) and such Family Members shall be disregarded as separate employees in determining the Actual Matching Contribution Percentage both for Participants who are Highly Compensated Employees and for all other eligible Employees.

       Solely for the purpose of this Section 4.2, the term "Bank Matching Contributions" shall, to the extent elected by the Committee in accordance with applicable law, include such other contributions which, in accordance with Treasury Regulation Section 1.401(m)-1(b)(5), may be aggregated with such Bank Matching Contributions for purposes of demonstrating compliance with the requirements of Section 401(m)(2) of the Code. Notwithstanding the preceding sentence, to the extent that Bank Matching Contributions are treated as Before-tax Contributions pursuant to Section 3.4, such Bank Matching Contributions shall be disregarded for purposes of this Section 4.2.

       In the event it is determined prior to any payroll period that the amount of Bank Matching Contributions to be made thereafter would cause the limitation prescribed in this Section 4.2 to be exceeded, the amount of such contributions (and any Before-tax Contributions, if necessary) allowed to be made by or on behalf of Highly Compensated Employees (and/or such other Participants as the Committee may prescribe) shall be reduced. Except as is hereinafter provided, the Participants to whom such reduction is applicable and the amount of such reduction shall be determined pursuant to such uniform and nondiscriminatory rules as the Committee shall prescribe.

       Notwithstanding the foregoing paragraph, with respect to any Plan Year in which Bank Matching Contributions made on behalf of Highly Compensated Employees exceed the applicable limit set forth in this Section 4.2, the Committee shall reduce the amount of the excess Company Matching Contributions on behalf of the Highly Compensated Employees by reducing such contributions in accordance with Treasury Regulation Section 1.401(m)-1(e)(2)). The Committee shall instruct the Trustees to distribute such excess Company Matching Contributions (along with earnings) attributable to such excess contributions, as determined pursuant to Treasury Regulation Section 1.401(m)-1(e)(3)(ii)), to the affected Highly Compensated Employees as soon as practicable after the end of such Plan Year, and in all events prior to the end of the next following Plan Year. The amount of such reduction for a Highly Compensated Employee for a Plan Year is the amount (if any) by which the

       Employee's Company Matching Contributions must be reduced for the Employee's Actual Matching Contribution Percentage to equal the highest permitted Actual Matching Contribution Percentage under the Plan. To calculate the highest permitted Actual Matching Contribution Percentage under the Plan, the Actual Matching Contribution Percentage of the Highly Compensated Employee with the highest permitted Actual Matching Contribution Percentage is reduced by the amount required to cause the Employee's Actual Matching Contribution Percentage to equal the Actual Matching Contribution Percentage of the Highly Compensated Employee with the next highest Actual Matching Contribution Percentage. If a lesser reduction would enable the Plan to satisfy the Actual Matching Contribution Percentage test, only this lesser reduction may be made. The process must be repeated until the Plan satisfies the Actual Matching Contribution Percentage test. The Committee shall also take all appropriate steps in order to meet the aggregate limitation test contained in Section 4.3.

       Notwithstanding distributions pursuant to the foregoing provisions, excess Bank Matching Contributions shall be treated as Annual Additions for purposes of Article XIV. If any Bank Matching Contribution on behalf of a Participant in excess of the maximum permitted is paid to the Trustee before discovering the fact that the amount exceeds the limitation provided for under this Section 4.2, such amount shall be deemed to have been contributed to the Plan by way of a mistake of fact.

4.3    Aggregate Limitation:

       Any other provision of the Plan to the contrary notwithstanding, the provisions of this Section 4.3 shall apply with respect to any Plan Year if the conditions of both (a) and (b) below are satisfied:

       (a) the sum of (i) the "Actual Deferral Percentage" (as defined in Section 3.4) for the group of Highly Compensated Employees who are eligible to participate in the Plan and (ii) the "Actual Matching Contribution Percentage" (as defined in Section 4.2 of the Plan) for such group of Highly Compensated Employees exceeds the "Aggregate Limit" (as hereinafter defined), and

       (b) both (i) the Actual Deferral Percentage for the group of Highly Compensated Employees who are eligible to participate in the Plan exceeds 125% of the Actual Deferral Percentage of all other employees who are eligible to participate in the Plan and (ii) the Actual Matching Contribution Percentage of such group of Highly Compensated Employees exceeds 125% of the Actual Matching Contribution Percentage of all such other employees.

              The term "Aggregate Limit" means the greater of the sum of (i) and
              (ii) below or the sum of (iii) and (iv) below:

              (i) 125% of the greater of (1) the Actual Deferral Percentage of the group of Employees eligible to participate in the Plan who are not Highly Compensated Employees, or (2) the Actual Matching Contribution Percentage of the group of Employees eligible to participate in the Plan who are not Highly Compensated Employees, and

              (ii) Two percentage points plus the lesser of (i)(1) or (i)(2) above (but in no event more than twice the lesser of (i)(1) or (i)(2) above).

              (iii) 125% of the lesser of (1) the Actual Deferral Percentage of the group of Employees eligible to participate in the Plan who are not Highly Compensated Employees, or (2) the Actual Matching Contribution Percentage of the group of Employees eligible to participate in the Plan who are not Highly Compensated Employees, and

              (iv)   Two percentage points plus the greater of (iii)(1) or
                     (iii)(2) above (but in no event more than twice the greater of (iii)(1) or (iii)(2) above).

       If the Actual Deferral Percentage and/or Actual Matching Contribution Percentage for the group of Highly Compensated Employees who are eligible to participate in the Plan, determined after any corrective distribution of excess amounts in accordance with the provisions of Section 3.4 and 4.2 have been effectuated, exceeds an amount which would cause the limits set forth in the foregoing provisions of this Section 4.3 to be exceeded, first the amount of Bank Matching Contributions and then the amount of Before-tax Contributions shall be reduced, in the same manner and at the same time as such contributions are reduced in accordance with Sections 3.4 and 4.2, but only to the extent necessary to bring the Plan into compliance with the applicable limits set forth in this Section 4.3.

                                    ARTICLE V
                             ADMINISTRATION OF FUNDS


5.1 The Committee shall cause to be established and maintained on behalf of each Participant a Before-tax Contribution Account, a Bank Matching Contribution Account, a Qualified Nonelective Contribution Account, and a Rollover Account, if applicable.

5.2 The Participant may elect to have his deferrals and contributions, whether to the Before-Tax Contribution Account, Bank Matching Contribution Account, Qualified Nonelective Contribution Account, or Rollover Account, invested in multiples of 5% in each or a combination of such investment funds as shall be selected by the Committee from time to time. The Employee shall determine which of the investment funds he wishes to invest in and the Trustee shall invest all funds received from the Employer, and any earnings therein, in the investment funds as directed from time to time in writing by the Employer.

5.3 Any dividends, interests, property or increments of any sort deriving from any of the above funds shall be held and reinvested in the same fund.

5.4 A Participant may change his investment in any of the funds as to future contributions on a daily basis.

5.5 A Participant may elect to transfer all or any part of his Account from one investment fund to the other investment fund(s) on a daily basis.

5.6    Valuation of Bank Common Stock

       The value of the shares of the Bank's Common Stock will be based on the price of the shares of stock at the close of each business day.

5.7 Allocation of Investment Fund Earnings As of each Valuation Date the Trustee shall determine the earnings of each investment fund and the individual Account of each Participant shall be credited or charged with his respective share of the earnings of such investment fund since the last preceding Valuation Date. Each Participant's share shall be determined individually with respect to the portion of his individual Account that is invested in each investment fund, and shall be in the same proportion to the fund earnings of each such investment fund that the balance of his Account invested therein as of the preceding Valuation Date, less distributions or withdrawals therefrom since such prior Valuation Date.

5.8 Administrative Expenses The Investment Manager's fees shall be charged to the Participants' Account. All administrative recordkeeping expenses shall be paid by the Bank.

                                   ARTICLE VI
                               VESTING OF ACCOUNTS

6.1 A Participant shall always be 100% vested in the value of his Before-tax Contribution Account, Rollover Account and Qualified Nonelective Contribution Account.

6.2    Vesting Schedule

       Each Employee who enrolled in the Plan on October 1, 1992 shall be 100% vested in his Bank Contribution Account. Each other Participant shall have a nonforfeitable interest in that portion of his Bank Matching Contribution Account as provided in the following vesting schedule:

                        Years of                Vesting
                    Vesting Service            Percentage
                    ---------------            ----------

                           2                      25%
                           3                      50%
                           4                      75%
                       5 or more                  100%

       Each eligible former employee of Bayside Federal Savings Bank and Eastern Federal Savings and Loan Association who enrolled in the Plan on December 1, 1994 shall be 100% vested in his Bank Matching Contribution Account.

       Each eligible former Employee of the Bank of Great Neck who enrolled in the Plan on July 1, 1995 shall be 100% vested in his Matching Contribution Account.

       Each former employee of the ten Long Island branches of First Nationwide Bank who enrolled in the Plan on April 1, 1996 shall be 100% vested in his Bank Matching Contribution Account.

       Each eligible former employee of Extebank who enrolled in the Plan on April 1, 1996 shall be 100% vested in his Bank Matching Contribution Account.

       Each eligible former employee of North Side Savings Bank who enrolls in the Plan on January 1, 1997 shall be 100% vested in his Bank Matching Contribution.

6.3    Reemployment

       In the case of a Participant who separates from service without a nonforfeitable interest in his Bank Matching Contribution and who is reemployed after having five (5) consecutive one-year Breaks-in-Service, all Years of Vesting Service after such Breaks-in-Service will be disregarded for the purpose of vesting the Bank Matching Contributions that accrued before such breaks, but both pre-break and post-break service will count for the purposes of vesting the Bank Matching Contributions that accrue after such breaks. Both accounts will share in the earnings and losses of the fund.

       In the case of a Participant who separates from service without a nonforfeitable interest in his Bank Matching Contribution who is reemployed but does not have five (5) consecutive one-year
       Breaks-in-Service, both the pre-break and post-break service will count in vesting both the pre-break and post-break Bank Matching Contribution Account.

6.4    Forfeitures

       (a) With respect to Participants separating from service with the Bank other than by reason of retirement, disability or death, amounts in a Participant's Bank Matching Contribution Account which are not vested in whole or in part pursuant to Section 6.2 above, shall be forfeited as of the date the Participant receives a distribution provided that the Participant (i) voluntarily elected to receive such distribution or (ii) received a distribution of his entire vested Account and the portion of such distribution attributable to Bank Matching Contributions did not exceed $3,500.

              A Participant who has no vested right to his Bank Matching Contribution Account shall be deemed to have received a distribution of his entire vested Account as of the date he terminated participation in the Plan.

       (b) Notwithstanding the foregoing, the Participant's entire Account shall be restored if:

              (i) the Participant is reemployed prior to incurring five (5) one-year consecutive Breaks-in-Service,

              (ii) the Participant received a distribution which was less than his entire Account balance, and

              (iii) the Participant repays the full amount of the distribution no later than the earlier of five (5) years after the date of reemployment or before incurring five (5) consecutive one-year Breaks-in-Service commencing after the distribution.

              The amount restored shall be equal to the Participant's Bank Matching Contribution Account, both distributed and forfeited, as of the date of distribution, unadjusted for any subsequent gains or losses. Acceptable sources of such restoration include income to the Plan, forfeitures of Bank Matching Contributions and Employer Contributions. Rules regarding the order of sources from which restoration is made shall be determined by the Committee and applied in a uniform and nondiscriminatory manner. The forfeited amounts shall be restored to the Participant no later than the end of the Plan Year following the year in which repayment occurs.

       (c) For Participants separating from service who do not elect to receive a distribution, forfeitures will occur on the earlier of
              (1) the date the vested Account balance is distributed or (ii) after he incurs five (5) consecutive one-year Breaks-in-Service.

       (d)    Forfeitures shall be used to reduce Bank Matching Contributions.

6.5 Former employees of Bayside Federal Savings Bank employed by North Fork Bank between July 1, 1994 and December 1, 1994 shall be eligible to enroll in the Plan on December 1, 1994. When they become Participants, they shall receive service credit with Bayside Federal Savings from the later of October 1, 1992 or their date of employment for purposes of vesting in the Plan.

6.6 Former employees of Eastern Federal Savings and Loan Association employed by Bayside Federal Savings Bank on January 1, 1992 and subsequently employed by North Fork Bank between July 1, 1994 and December 1, 1994 shall be eligible to enroll in the Plan on December 1, 1994. When they become Participants, they shall receive service credit from the later of their date of employment with Eastern Federal Savings and Loan Association, or October 1, 1992 for purposes of vesting in the Plan.

6.7 Former employees of The Bank of Great Neck employed by The Bank of Great Neck on June 30, 1995 and subsequently employed by North Fork Bank on July 1, 1995 shall be eligible to enroll in the Plan on July 1, 1995. When they become Participants, they shall receive service credit from the later of their date of employment with The Bank of Great Neck, or October 1, 1992 for purposes of vesting in the Plan.

6.8 Former employees of Extebank employed by North Fork Bank between November 15, 1995 and March 15, 1996 shall be eligible to enroll in the Plan on April 1, 1996. When they become Participants, they shall receive service credit with Extebank from the later of October 1, 1992 or their date of employment with Extebank for purposes of vesting in the Plan.

6.9 Former employees of First Nationwide Bank employed by First Nationwide Bank as of the effective date of the purchase of the ten Long Island branches and subsequently employed by North Fork Bank shall be eligible to enroll in the Plan on April 1, 1996. When they become Participants, they shall receive service credit with First Nationwide Bank from the later of October 1, 1992 or their date of employment with First Nationwide Bank for purposes of vesting in the Plan.

6.10 Employees of North Side Savings Bank employed by the North Side Savings Bank on December 31, 1996 and subsequently employed by North Fork Bank on January 1,

              1997 shall be eligible to enroll in the Plan on January 1, 1997. When they become Participants, they shall receive credit from the later of October 1, 1992 or their date of employment with North Side Savings Bank for purposes of vesting in the Plan.

                                   ARTICLE VII
                           OPERATION OF THE TRUST FUND


7.1    Trust Fund; Trustee:

       All the funds of the Plan shall be held by a Trustee or Trustees appointed from time to time by the Board of Directors, in trust under a Trust Agreement adopted, or as amended, by such Board for use in providing the benefits of the Plan; and no part of the corpus or income of the Trust Fund shall be used for, or diverted to, purposes other than for the exclusive benefit of Participants or their Beneficiaries under the Plan. No person shall have any interest in or right to any part of the earnings of the Trust Fund or any rights in, or to, or under the Trust Fund or any part of the assets thereof, except as and to the extent expressly provided in the Plan and in the Trust Agreement.

7.2    Funds Maintained by Trustee:

       Contributions to the Plan by Employers for each calendar month shall be transmitted to the Trustee no later than thirty days (30) after the end of such calendar month. The Trustee shall invest such contributions only as provided in the Plan and the Trust Agreement.

7.3    Cash:

       The Trustee shall maintain in cash, such part of the Trust Fund as the Committee specifies for the proper administration of the Plan. At the Committee's direction, the Trustee shall invest such cash in high quality short-term money market instruments as determined by the Trustee, which shall be treated as cash for purposes of the Plan.

                                  ARTICLE VIII
                                  VOTING RIGHTS


8.1    Participant Voting and Tendering Rights:

       (a) Each Participant shall be entitled to instruct the Trustee with respect to voting and/or giving of proxies to vote the number of shares of Bank Stock in the Accounts of the Participant on the applicable record date in accordance with the provisions of this Article.

       (b) Each Participant (or, in the event of his or her death, his or her Beneficiary) is, for purposes of this Section 8.1(b), hereby designated a "named fiduciary," within the meaning of Section 403(a)(1) of ERISA with respect to (i) the shares of Bank Stock held in or allocated to his or her Accounts and (ii) his or her proportionate share (as determined pursuant to subparagraph (c) below, of that portion of the shares of Bank Stock held in or allocated to all Participants' Accounts for which Participants do not give timely instructions as described in such Section 8.1(c) (such proportionate share being determined at the respective times such fiduciary rights are exercisable as set forth below).

       (c) Each Participant (or, in the event of his or her death, his or her Beneficiary) shall have the right to instruct the Trustee in writing as to the manner in which to vote (1) the shares of Bank Stock held in or allocated to his or her Accounts and (2) his or her proportionate share (as determined in clause (i) below, as applicable) of that portion of the shares of Bank Stock allocated to all Participants' Accounts for which Participants do not give timely instructions to the Trustee, at any shareholders' meeting of North Fork Bancorporation, Inc.

              (i) An individual's proportionate share of shares of Bank Stock held in or allocated to all Participants' Accounts for which timely instructions are not received by the Trustee, shall be a fraction, the numerator of which shall be the number of shares which are held in or allocated to such individual's Accounts for which he or she provides instructions to the Trustee and the denominator of which shall be the number of shares in all Accounts for which instructions are provided to the Trustee.

       (d) Each Participant (or, in the event of his or her death, his or her Beneficiary) shall have the right to instruct the Trustee in writing as to the manner in which to respond to a tender or exchange offer with respect to shares of Bank Stock held in or allocated to his or her Accounts.

8.2    Distribution of Information and Voting

       The Bank shall use its best efforts to timely distribute or cause to be distributed to each Participant (or Beneficiary) the information distributed to shareholders' of North Fork Bancorporation, Inc. in connection with any shareholders' meeting, together with a form requesting confidential instructions to the Trustee on how such shares of Bank Stock shall be voted on each such matter. Upon timely receipt of such instructions, the Trustee shall, on each such matter, vote as directed, the appropriate number of shares (including fractional shares) of Bank Stock. The instructions received by the Trustee from individual Participants (or Beneficiaries) shall be held by the Trustee in strict confidence and shall not be divulged to any person, including employees, officers and directors of the Bank or any affiliate; provided, however, that, to the extent necessary for the operation of the Plan, such instructions may be relayed by or to the Trustee to or from a recordkeeper, auditor or other person providing services to the Plan if such person (1) is not the Bank, an affiliate or any employee, officer or director thereof, and (2) agrees not to divulge such directions to any other person, including Employees, officers and directors of the Bank and its affiliates.

8.3    Distribution Information-Tendering

       The Bank shall use its best efforts to timely distribute or cause to be distributed to each Participant (or Beneficiary) the information distributed to shareholders of North Fork Bancorporation, Inc. in connection with any tender or exchange offer, together with a form requesting confidential instructions to the Trustee on whether such shares of Bank Stock are to be tendered. Upon timely receipt of such instructions, the Trustee shall respond as instructed with respect to such shares of such Bank Stock. If, and to the extent that, the Trustee shall not have received timely instructions from any individual given a right to instruct the Trustee with respect to certain shares by Section 8.1(d), such individual shall be deemed to have timely instructed the Trustee not to tender or exchange such shares. The instructions received by the Trustee from individual Participants (or Beneficiaries) shall be held by the Trustee in strict confidence and shall not be divulged or released to any person, including employees, officers and directors of the Bank or any affiliate; provided, however, that, to the extent necessary for the operation of the Plan, such instructions may be relayed to or by the Trustee to or from a recordkeeper, auditor or other person providing services to the Plan if such person (i) is not the Bank, an affiliate or any employee, officer or director thereof, and (ii) agrees not to divulge such instructions to any other person, including employees, officers and directors of the Bank and its affiliates.

                                   ARTICLE IX
                     WITHDRAWALS AND LOANS DURING EMPLOYMENT


9.1    Hardship Withdrawals:

       A Participant may, upon thirty (30) days prior written notice (or such lesser period as the Committee may from time to time prescribe), by filing the Appropriate Form with the Committee, elect to withdraw amounts during employment, as of the Valuation Date coincident with or next following the filing of the Appropriate Form, as set forth below:

       In the event of "Hardship" (as hereinafter defined), any dollar amount up to 100% of the value, as of the last Valuation Date coincident with the Participant's filing of the Appropriate Form, of the value of the Before-tax Contribution Account (excluding any earnings thereon) and the vested Bank Matching Contribution Account (excluding earnings thereon).

       For purposes of this Section 9.1, the term "Hardship" means a circumstance resulting from an immediate and heavy financial need of the Participant attributable to:

       (a) costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments).

       (b) Payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, his or her spouse, children or dependents (as defined in Section 152 of the Code).

       (c) Medical expenses described in Section 213(d) of the Code previously incurred by the Participant, his or her spouse, or any dependents of the Participant (as defined in Section 152 of the Code) or necessary for these persons to obtain medical care described in Section 213(d) of the Code.

       (d) The need to prevent the eviction of the Participant from his or her principal residence or foreclosure on the mortgage of the Participant's principal residence.

       A withdrawal will not be made unless such withdrawal is necessary to satisfy the financial need created by the Hardship. A distribution will be deemed to be necessary to satisfy an immediate and heavy financial need of a Participant if all of the following requirements are satisfied:

       (1) The distribution is not in excess of the amount of the immediate and heavy financial need of the Participant. The amount of an immediate and heavy financial need may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution.

       (2) The Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available under all plans maintained by the Employer, or any member of the Controlled Group.

       (3) The Participant's Before-tax Contributions will be suspended for at least 12 months after receipt of the Hardship distribution, and all other plans (as defined in Treasury Regulation Section 1.401(k)-1(d)(2)(iv)(B)(2)) maintained by the Employer, or any member of the Controlled Group, in which the Participant participates, must also provide for this suspension with respect to hardships under such other plans.

       (4) The Participant may not make Before-tax Contributions for the Participant's taxable year immediately following the taxable year of the Hardship distribution in excess of the applicable limit under Section 402(g) for such next taxable year less the amount of such Participant's Before-tax Contributions for the taxable year of the Hardship distribution. All other plans maintained by the Employer or any member of the Controlled Group, in which the Participant participates, must also provide for this limitation with respect to the Participant's elective contributions under such other plans.

       Any amounts withdrawn under this Section 9.1 shall be paid to a Participant in a lump sum in cash, as soon as practicable and in accordance with applicable law after the Valuation Date as of which the withdrawal election is effective. Hardship withdrawals shall be charged to the investment funds in which Participant's Accounts are invested according to administrative procedures established by the Committee.

9.2    Loans to Participants:

       Upon proper written application of a Participant or Beneficiary, the Committee in its sole discretion may make a loan to such Participant or Beneficiary from the vested portion of his Accounts. The application, and the resulting loan, must meet the terms and conditions specified in the following provisions of this Section 9.2. In granting or refusing any request for a loan, the Committee shall apply uniform standards consistently and such discretionary power shall not be applied so as to discriminate in favor of Participants who are Highly Compensated Employees. Only one loan may be outstanding to a Participant at any time.

       a.     Request for Loan

              An application by a Participant for a loan shall be made in writing to the Committee at least thirty (30) days in advance of the desired date of the loan, in such form as the Committee may specify. The Committee may shorten the thirty (30) day notice if it finds it administratively feasible.

       b.     Loan Amount

              The maximum loan available to any Participant at any point in time shall not exceed the lesser of (i) 50% of the vested portion of his Accounts or (ii) $50,000 reduced by the difference between the highest outstanding Plan loan balance during the 12-month period ending on the day before the day on which the new loan is made and the outstanding balance of all Plan loans other than the new loan on the day the new loan is made. In no case, however, shall the loan amount exceed the value of the Participant's Accounts at the date the loan is granted.

              For purposes of determining the available loan amount, the vested portion of the Participant's Accounts shall be determined as of the date the loan is requested.

              The minimum loan amount shall be $1,000.

       d.     Repayment Terms

              The term for repayment of the loan shall be determined at the choice of the Participant to be 12 months, 24 months, 36 months, 48 months or 60 months. Loans for the purchase of a primary residence may be extended to up to 25 years. Such term shall be fixed and may not be extended.

              To repay the loan, the Participant shall authorize the Employer to deduct approximately equal payments from his Compensation each regular pay period. The Employer shall transfer such payroll deductions to the Trustee within a reasonable time following the end of each pay period.

              Loan repayments other than by payroll deduction will not be permitted except that payment by scheduled installments may be otherwise made by a Participant or Beneficiary in the case of a loan made to (i) a Participant who is a "party in interest" as defined in Section 3(14) of the Act or (ii) a Participant on an authorized leave of absence. Loan repayments other than by payroll deduction will also be permitted by a Participant who elects to prepay his loan in full as set forth in Subsection (g) hereof.

       e.     Interest Rate, Costs

              Each loan shall bear interest at a fixed rate based on the prime rate as published in the Wall Street Journal on the first day of each calendar quarter, preceding the loan effective date plus an additional 1%.

       f.     Loan Security

              Each loan shall be secured by the borrower's assignment of 50% of his entire right, title and interest in and to his Account(s) in the Plan, supported by the borrower's collateral promissory note for the amount of the loan, including interest. When the loan is completed the Participant will receive a Loan Disclosure Statement which outlines the terms of the loan.

       g.     Advance Repayment

              Except as specifically provided herein, all unpaid loans, including accrued interest, shall become immediately due and payable upon death, termination of employment or a distribution to a Participant after age 70-1/2 under Section 9.3. Such Participant or Beneficiary shall have the amount of the outstanding loan deducted from the distribution payable in accordance with Article XI herein.

              A Participant may repay, at any time, all of the then outstanding principal balance of any loan, together with interest due to the date of the prepaid portion. Any such prepayments shall be made directly to the Trustee. Except as otherwise provided above, such right of prepayment shall be entirely in the discretion of the Participant and shall be without premium or penalty.

       h.     Default

              Default shall occur when there is nonpayment of a regularly scheduled loan payment. After the Participant misses three consecutive monthly payments, he will be deemed to have received a taxable distribution in the amount of the loan plus unpaid accrued interest. However, exercise on the collateral shall not be made until the occurrence of an otherwise distributable event. Between the date of default and the date of distribution of benefits under
              Section XI herein, interest shall accrue on any unpaid principal loan amounts.

       i.     Continued Contributions

              A Participant who has received a loan may continue to contribute to the Plan and the Company will continue to match those contributions pursuant to Section 4.1 herein.

       j.     Miscellaneous

              Any loans made pursuant to this Section 9.3 shall be made under such rules and regulations as the Committee shall adopt.

              Any questions regarding the loan provisions of the Plan should be directed to:

                      The 401(k) Retirement Savings Plan Committee
                      North Fork Bancorporation, Inc.
                      275 Broad Hollow Road
                      Melville, NY   11747

                                 ARTICLE X
                           ROLLOVERS TO THE PLAN

10.1   Rollovers

       With the consent of the Committee, a Participant may, upon written notice to the Committee on the Appropriate Form prior to any Valuation Date contribute in cash to the Plan, amounts which were received from a qualified pension, profit sharing or stock bonus plan in which a Participant previously participated and which is permitted to be contributed to the Plan in accordance with Sections 402(a)(5), 403(a)(4), 403(b)(8) or 408(d)(3)(A)(ii) of the Code (a "Rollover Contribution"). Any such Rollover Contribution shall be received by the Trustees upon the Committee's determination that the contribution complies in all respects with the requirements of Sections 402(a)(5), 403(a)(4), 403(b)(8) or 408(d)(3)(A)(ii), whichever is applicable, and, upon any discovery that any such contribution does not so comply, the Committee shall direct that the entire amount of the Rollover Contribution, together with all changes in the value of the Trust Fund allocated thereto, shall be returned as soon as practicable to the individual by or on whose behalf it is made.

10.2 Direct Rollovers from North Fork Bancorporation Cash Balance Retirement Plan A Participant who retires on or before December 31, 1997 may transfer to the Plan his account balance from the North Fork Bancorporation Cash Balance Retirement Plan under the following conditions.

       (a) On the date of transfer, the retiree must have an Account in the Plan.

       (b)    The transfer must be a direct rollover in one lump sum.

       (c) A reasonable administrative fee will be charged directly to the Account.

10.3 Direct Rollovers from the Bayside Federal Savings Bank Employee Stock Ownership Plan


       Employees who were actively employed by the Bank on January 1, 1996 who were participants in the Bayside Federal Savings Bank Employee Stock Ownership Plan

       (the "ESOP") may make a one-time direct rollover to the Plan of Company Stock they receive as a distribution from the ESOP. Such stock shall be subject to the provisions of Article VIII herein.

                                   ARTICLE XI

                   DISTRIBUTION UPON TERMINATION OF EMPLOYMENT

11.1    Amount of Distribution:
        Upon a Participant's retirement, death, Disability or other termination of employment with the Bank or member of the Controlled Group, the Participant or the Beneficiary, as the case may be, shall be entitled to a distribution of the vested value of his Accounts, subject to the following provisions of this Article XI.

        A Participant shall be 100% vested in his Accounts on his Early Retirement Date, Normal Retirement Date, Disability Retirement Date or Deferred Retirement Date.

11.2    Methods of Distribution:
        All distributions provided pursuant to this Article XI shall be made, except as otherwise provided, in one lump sum as soon as practicable after the applicable Valuation Date. The portion of such lump sum attributable to Bank Stock shall be paid in Bank Stock, except that any fractional shares shall be paid in cash, unless the Participant or his Beneficiary, as the case may be elects to receive the entire amount in cash.

11.3    Termination Other Than By Reason of Death:
        A Participant who terminates employment other than by reason of death shall be given the right to elect to receive a distribution of the vested value of the Participant's Accounts following Termination of Employment. The Participant must be notified of this right no less than 30 days before the date the distribution is made. If the Participant makes such affirmative election by completing the Appropriate Form, then the vested value of the Accounts shall be determined as of the Valuation Date following such election (or such other Valuation Date occurring after such election as the Committee determines in accordance with uniform and nondiscriminatory rules as it shall prescribe). The non-vested portion, if any, of the Accounts shall be forfeited in accordance with Section 6.4(d) herein. Distribution shall be made in a lump sum pursuant to Section 11.2.

        If the distribution is one which Section 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given provided that:

        (1) the Plan Administrator clearly informs the Participant that the participant has the right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution, and

        (2) the Participant, after receiving the notice affirmatively elects a distribution.

        If the vested value of such Accounts as of Valuation Date on the date of the Participant's Termination of Employment does not exceed $3,500, distribution of such vested value shall be made as soon as practicable thereafter in a lump sum in cash. If the vested value of such Accounts as of such Valuation Date exceeds $3,500 and the Participant has not yet made an election to receive a distribution, such vested value shall, subject to the provisions of Section 11.5, remain in the Trust Fund and be valued as of the Valuation Date coincident with or next following the attainment of age 65. Distribution of the Accounts shall be made as soon as practicable thereafter in a lump sum pursuant to Section 11.2.

11.4    Termination by Reason of Death:
        In the event a Participant's Termination of Employment is by reason of death (including, for this purpose, death after Termination of Employment but before distribution), the Accounts will be valued as of the Valuation Date next following such death (or such later date as the Committee determines in accordance with such uniform and nondiscriminatory rules as it shall prescribe), and the total amount so distributable from the Plan shall be paid to the Beneficiary, in a lump sum, pursuant to Section 11.2, as soon as practicable after such Valuation Date, and in all events within 60 days after the end of the Plan Year in which such death occurs.

11.5    Deferred Accounts:
        In any case in which a Participant has terminated employment but distribution of the vested value of the Accounts has not yet occurred, such Accounts shall be retained and administered under the Plan until such Accounts are distributed. Except as may otherwise be required by applicable law, the Committee may establish and change from time to time rules and restrictions applicable to the administration of any Accounts held on behalf of any such Participants (which rules and restrictions may differ from those generally applicable to active Participants), and the Committee may assess against the Accounts of any such Participant any reasonable costs of administering the same.

        Notwithstanding the foregoing, subject to such uniform and nondiscriminatory rules which the Committee may prescribe, a Participant who has failed to make an affirmative election for distribution of the Accounts in accordance with Section 11.3 may elect to have such Accounts valued for purposes of determining the amount distributable as of any Valuation Date preceding the attainment of age 65, in which case distribution shall be made as soon as practicable thereafter in a lump sum pursuant to Section 11.2.

11.6    Alienation of Benefits:
        Except as otherwise provided by law, no benefit, interest, or payment under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, whether voluntary or involuntary, and no attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be valid nor shall any such benefit, interest, or payment be in any way liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled to such benefit, interest, or payment or subject to attachment, garnishment, levy, execution or other legal or equitable process.

        Notwithstanding the foregoing, the creation, assignment or recognition of a right to any benefit payable with respect to a Participant pursuant to a "qualified domestic relations order" (as defined in Section 414(p) of the Code) shall not be treated as an assignment or alienation prohibited by this Section 11.6. Any other provision of the Plan to the contrary notwithstanding, if a qualified domestic relations order requires the distribution of all or part of a Participant's benefits under the Plan, the establishment or acknowledgment of the alternate payee's right to benefits under the Plan in accordance with the terms of such qualified domestic relations order shall in all events be applied in a manner consistent with the terms of the Plan. Notwithstanding the foregoing, in no event shall the recognition of an alternate payee's rights in accordance with this
        Section 11.6 be deemed to include the right to make a withdrawal pursuant to the provisions of Article IX.

        Any other provision of the Plan to the contrary notwithstanding, the Committee is authorized, pursuant to such uniform and nondiscriminatory rules as it shall establish which shall be consistent with applicable law and the terms of the applicable qualified domestic relations order, to pay out benefits to which alternate payees may be entitled prior to the date such benefits would otherwise become payable in accordance with the applicable provisions of the Plan.

11.7    Commencement of Benefits:
        Payment of a Participant's benefits under the Plan shall begin not later than the 60th day after the close of the Plan Year in which the latest of the following events occur:

        (a)     the Participant attains age 65;

        (b) the 10th anniversary of the date the Participant's participation in the Plan commences;

        (c) the Participant's employment with the Company and all members of the Controlled Group is terminated.

11.8    Distribution Restrictions:
        Notwithstanding anything to the contrary contained in this Plan -

        (a) The entire interest of each Participant must be paid to him not later than the April 1st of the calendar year following the calendar year in which he attains age seventy and one-half (70-1/2).

        (b) Any payments made pursuant to this Article XI shall be adjusted to meet the requirements of Section 401(a)(9) of the Code and regulations thereunder.

11.9    Direct Rollovers From The Plan

        This Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

        a)      Definitions.

                (i) Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income.

                (ii) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                (iii) Distributee: A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

                (iv) Direct rollover: A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.

11.10   Distribution from Prior Plans

        Notwithstanding any other provision set forth in this Section XI, a Participant's Account which accrued prior to the date of transfer of assets from a prior plan to the Plan shall be payable in such optional forms and at such times to the extent required to comply with Section 411(d)(6) of the Code and regulation promulgated thereunder.

                                   ARTICLE XII

                           ADMINISTRATION OF THE PLAN

12.1    Committee Appointment by Board:
        The Committee shall consist of at least one member, as may be appointed by the Board, or any officer of the Bank designated by the Board, from time to time, to provide for the administration of the Plan.

12.2    Term of Appointment:
        Each Committee member shall serve until he shall die, resign, be unable to perform his duties as a result of disability (as solely determined by the Board) or shall be removed by the Board with or without cause.

12.3    Written Notice of Appointment or Removal:
        An appointment to or removal from the Committee shall be by written notice specifying the effective date thereof, and served by the Board, or any officer of the Bank designated by the Board, upon the person to be appointed or the member to be removed and upon the other Committee members and the Trustee.

12.4    Resignation by Committee Member:
        A Committee member may resign at any time by serving written notice on the Board, or any officer of the Company designated by the Board, the other Committee members, and the Trustee, no more than thirty (30) days or less than ten (10) days prior to the effective date of such resignation.

12.5    Committee President:
        If the Committee is comprised of more than one member, one Committee member shall be selected as chairman by the Committee or the Board.

12.6    Quorum:
        If the Committee is comprised of more than one member, a quorum shall consist of a majority of the Committee members. A determination of a majority of the Committee members present at a meeting where a quorum is present shall be valid and binding upon all Committee members. If the Committee is comprised of one member his or her determination shall be binding.

12.7    Tie Vote:
        In the event a tie vote on any matter shall occur when a quorum is present, the vote of the chairman shall decide the action or determination to be taken.

12.8    Recordkeeping:
        The Committee shall initiate and maintain the records and shall submit annually reports on the Plan and its administration, and such other reports as shall be required under applicable law. The Committee shall give each Participant annually a written statement of his Account Balance a of the end of a Plan Year.

12.9    Reimbursement for Expenses:
        The Committee member or members shall serve without compensation but shall be entitled to be paid such reasonable expenses by the Bank or any Employer as may be incurred by them in the administration of the Plan. The Committee shall direct the Trustee concerning all payments which shall be made from the Trust. Any direction to the Trustee shall be in writing and may be signed by any member of the Committee, or the Plan Administrator and a secretary or assistant secretary of the Bank. Any expenses not paid from the Trust shall be paid by the Bank or any Employer.

12.10   Administrative Office:
        The Committee may establish an administrative office which shall be the principal office of the Plan.

12.11   Action Without a Meeting:
        Any action required or permitted to be taken at any meeting of the Committee may be taken without a meeting by all members or by the member of the Committee signing a written consent thereto, which written consent shall be filed with the minutes of the proceedings of the Committee.

12.12   Responsibilities of the Committee:
        (a) The Bank is hereby designated as the "administrator" of the Plan within the meaning of Section 3(16)(A) of ERISA. The members of the Committee are hereby designated as "named fiduciaries" within the meaning of Section 402(a)(2) of ERISA, and shall, unless otherwise provided pursuant to Subsection (b), jointly administer the Plan as agents of the Company in accordance with its terms and shall have all powers necessary to carry out the provisions of the Plan, including, but not limited to, the power to exercise in good faith, its sole discretion in the interpretation, construction and administration of the Plan. In carrying out their duties with respect to the general administration of the Plan, the Committee shall have, in addition to any other lawful powers and not by way of limitation, the following powers:

                (1) to decide any and all matters arising in connection with the administration of the Plan, including using discretionary authority to determine eligibility for benefits or to construe the terms of the Plan;

                (2) to compute the amount and kind of benefits payable to the Participants and their Beneficiaries;

                (3) to authorize disbursements from the Trust Fund in accordance with the provisions of the Plan;

                (4) to maintain all records necessary for the administration of the Plan which are not maintained by the Trustees;

                (5) to interpret the provisions of the Plan and to make and publish such rules and regulations as are not inconsistent with the terms hereof;

                (6) to adopt and modify the method of accounting for the Plan; and

                (7) to appoint an investment manager, as defined in Section 3(38) of ERISA, in which case no member of the Committee shall be liable for the acts or omissions of such investment manager or be under any obligation to invest or otherwise manage any asset of the Trust Fund which is subject to the management of such investment manager.

        (b)     (1)     The Committee may establish procedures for (A) the
                        allocation of fiduciary responsibilities (other than "trustee responsibilities" as defined in Section
                        405(c)(3) of ERISA) under the Plan among themselves and
                        (B) the designation of persons other than named fiduciaries to carry out fiduciary responsibilities
                        (other than trustee responsibilities) under the Plan.

                (2) If any fiduciary responsibility is allocated or if any person is designated to carry out any responsibility pursuant to Paragraph (1), no named fiduciary shall be liable for any act or omission of such person on carrying out such responsibility, except as provided in
                        Section 405(c)(2) of ERISA.

        (c) The Committee shall establish a funding policy and method consistent with the objectives of the Plan and the requirements of Title I or ERISA. The Committee shall meet at least annually to review such funding policy and method. In establishing and reviewing such funding policy and method, the Committee shall endeavor to determine the Plan's short-term and long-term financial needs, taking into account the need for liquidity to pay benefits and the need for investment growth.

12.13 The Committee or the Plan Administrator shall direct the Trustee concerning all payments which shall be made out of the Trust pursuant to the provisions of the Plan. Any direction to the Trustee shall be in writing and may be signed by any member of the Committee, or the Plan Administrator and a Secretary or Assistant Secretary of the Bank. Any directions as to the amount and manner of payment of any benefits under the Plan shall require two signatures.

12.14   Committee to Provide Forms:
        The Committee may require a Participant to complete and file with the Committee all forms approved by the Committee, and to furnish all pertinent information requested by such Committee. The Committee may rely upon all such information so furnished to it, including the Participant's current mailing address.

12.15   Appointment of Agents:
        The Committee may appoint such independent accountants, enrolled actuaries, legal counsel, investment advisors, and other agents or specialists as they deem necessary or desirable in connection with the performance of their duties thereunder. The Committee shall be entitled to rely conclusively upon, and shall be fully protected in any action taken by them in good faith in relying upon, any opinions or reports which shall be furnished to them by any such independent accountant, enrolled actuary, legal counsel investment advisor or other specialist.

12.16   Exclusive Benefit:
        The members of the Committee shall discharge their duties with respect to the Plan solely in the interests of the Participants and their Beneficiaries and -

        (a) for the exclusive purpose of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan;

        (b) with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man, acting in like capacity and familiar with such matters, would use in the conduct of an enterprise of a like character and with like aims;

        (c) in accordance with the documents and instruments governing the plan insofar as such documents and instruments are consistent with the provisions of ERISA.

        The prudence requirement, only to the extent that it requires diversification, is not violated by the Plan's acquisition or holding qualifying employer securities as defined in Section 407(d)(5) of ERISA.

12.17   Claims Procedures:

        (a) For purposes of the Plan, a claim for benefits is a written application for benefits filed with the Committee. The Committee shall act upon a claim within ninety (90) days of the date on which the claim is filed, unless special circumstances require a longer period for adjudication and the claimant is notified in writing of the reasons for an extension of time; provided, however, that no extensions shall be permitted beyond ninety
                (90) days after the date on which the claimant received notice of the extension of time from the Committee. If the Committee fails to notify the claimant of its decision to grant or deny such claim within the time specified by this subsection (a), such claim shall be deemed to have been denied by the Committee and the review procedure described in subsection (b) shall become available to the claimant.

        (b)     (1)     Whenever a claim for benefits is denied, written notice,
                        prepared in a manner calculated to be understood by the claimant, shall be provided to him, setting forth the specific reasons for the denial and explaining the procedure for review of the decision made by the Committee. If the denial is based upon submission of information insufficient to support a decision, the Committee shall specify the information which is necessary to perfect the claim and its reasons for requiring such additional information.

                (2)     Any claimant whose claim is denied may, within sixty
                        (60) days after his receipt of written notice of such denial, request in writing a review by the Board, the members of which shall be "named fiduciaries", within the meaning of Section 402(a) of ERISA for the purpose of adjudicating such appeals. Such claimant or his representative may examine any Plan documents relevant to his claim and may submit issues and comments in writing. The Board shall adjudicate the claimant's appeal within sixty (60) days after its receipt of his written request for review, unless special circumstances require a longer period for adjudication and the claimant is notified in writing of the reasons for an extension of time; provided, however, that such adjudication shall be made no later than one hundred twenty (120) days after the Board's receipt of the claimant's written request for review.

                (3) If the Board fails to notify the claimant of its decision with respect to his request for review within the time specified by this subsection (b), such claim shall be deemed to have been denied on review.

        (c) If the claim is denied by the Board, such decision shall be in writing, shall state specifically the reasons for the decision, shall be written in a manner calculated to be understood by the claimant and shall make specific reference to the pertinent Plan provisions upon which it is based.

        (d) The procedure set forth in this Section 12.15 shall be interpreted in accordance with regulations promulgated by the United States Department of Labor or any successor authority regulating claims procedures for employee benefit plans.

12.18   Appointment of Agents:
        The Committee may appoint such independent accountants, enrolled actuaries, legal counsel, investment advisors, and other agents or specialists as they deem necessary or desirable in connection with the performance of their duties thereunder. The Committee shall be entitled to rely conclusively upon, and shall be fully protected in any action taken by them in good faith in relying upon, any opinions or reports which shall be furnished to them by any such independent accountant, enrolled actuary, legal counsel investment advisor or other specialist.

12.19   Personal Liability:
        No member of the Committee shall be liable for any act or omission of any other member of the Committee nor for any act or omission on such member's own part, excepting only such member's own willful misconduct or gross negligence or except as otherwise expressly provided by ERISA. To the extent permitted by applicable law, the Bank shall indemnify and save harmless the members of the Committee against any and all claims, demands, suits or proceedings in connection with the Plan and Trust Fund that may be brought by Participants or their beneficiaries, Employees of Employers, or by any other person, corporation, entity, government or agency thereof; provided, however, that such indemnification shall not apply with respect to acts or omissions of willful misconduct or gross negligence. The Board of Directors, at the Bank's or any Employer's expense, may settle any such claim or demand asserted, or suit or proceeding brought, against any member of the Committee when such settlement appears to be in the best interest of the Bank.

                                  ARTICLE XIII

                   ADOPTION, AMENDMENT, TERMINATION AND MERGER

13.1    Amendment of the Plan:
        The adoption of any amendments to this Plan shall be conditioned on qualification of the Plan under Section 401(a) of the Code.

13.2    Right to Amend:
        The Board of Directors shall have the right, at any time and form time to time, to amend in whole or in part any of the provisions of this Plan, and any such amendment shall be binding upon the Participants and their Beneficiaries, the Trustees, the Committee any Employer who has joined in the Plan, and all parties in interest. Any such amendment shall become effective as of the date specified therein.

        Notwithstanding anything to the contrary contained in Section 13.2, no amendment may be made which shall retroactively deprive the Participant of any benefit accrued prior to the date such amendment was executed. Except as otherwise provided in regulations prescribed by the Secretary of the Treasury, a Plan amendment which has the effect of -

        (i)     eliminating or reducing an early retirement benefit; or

        (ii)    eliminating an optional form of benefit,

        with respect to benefits attributable to service prior to such amendment shall be treated as reducing accrued benefits for purposes of this
        Section 13.2.

        No amendment which affects the Trustee's rights, powers, responsibilities or liabilities shall be effected without the Trustee's written consent to the adoption of such amendment.

13.3    Suspension or Termination:

        (a) The Bank may, be appropriate notice to the Trustees, terminate the Plan in its entirety or withdraw from the Plan and terminate it with respect to itself. Any Employer may voluntarily withdraw from the Plan, and, upon any such withdrawal, the Plan shall be terminated in respect of such Employer.

        (b) Upon the termination of the Plan with respect to an Employer, the Committee shall allocate and segregate for the benefit of the Participants then or theretofore employed by such Employer their proportionate interest in the Trust Fund.

        (c) Any termination or partial termination shall be effective as of the date specified in the resolution providing therefor, if any, and shall be binding upon all Employers, all Participants and their Beneficiaries, the Trustees and all parties in interest.

        (d) Upon the termination of the Plan in its entirety or upon the complete discontinuance of contributions thereto, whether or not the Bank has given formal notice of such termination or discontinuance, each Participant shall be fully (100%) vested in his Account balances, determined as of the date of such termination or complete discontinuance of contributions.

        (e)     Upon the partial termination of the Plan within the meaning of
                Section 411(d)(3)(A) of the Code, the rights of each affected Participant to his Account balance, determined as of the date of such partial termination, shall, insofar as is required by applicable regulations issued by the Internal Revenue Service, be fully (100%) vested.

        (f) Upon the termination of the Plan in its entirety, the Trustee shall, after the determination of the balance in each Participant's Account -

                (1) pay any and all expenses chargeable against the Trust Fund, and

                (2) pay over to appropriate Employers the balance of any Suspense Account created under Section 14.3 which remains in existence at the time of termination of the Plan.

13.4    Merger:
        If the Plan shall merge or consolidate with, or transfer its assets or liabilities to, any other "pension plan", as defined in Section 3(2) of ERISA, each Participant shall be entitled to receive a benefit immediately after such merger, consolidation or transfer (assuming that the Plan had then terminated) which is equal to or greater than the benefit which he would have been entitled to receive immediately before such merger, consolidation or transfer (assuming that the Plan had then terminated).

13.5    Amendment to Vesting Schedule:
        If any time the vesting provisions of Article VI are amended in such manner as to decrease, as of any future date, the vested interest in a Participant's Account balance which any Participant would have as of such date, each such Participant who has completed at least three (3) Years of Service as of the effective date of such amendment shall have the right to elect to have his or her Account balance continue to vest in accordance with the vesting provisions in effect immediately prior to such effective date.

                                   ARTICLE XIV

                    LIMITATIONS ON BENEFITS AND CONTRIBUTIONS

14.1    Definitions:
        As used in this Article XIV -

        (a) "Annual Addition", for a Limitation Year, means, in the case of this Plan and any other Retirement Plan, the aggregate of -

                (1) the amount of a Participant's contributions for the Limitation Year,

                (2) Employer contributions and forfeitures allocated to the Participant's accounts for the Limitation Year, and

                (3) Amounts allocated to an individual medical account, as defined in Section 415(l)(2) of the Code, which is part of a pension or annuity plan maintained by the Employer. Also, amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post retirement medical benefits allocated to the separate account of a key employee, as defined in Section 419A(d)(3) of the Code, under a welfare benefit fund, as defined in
                        Section 419(e) of the Code, maintained by the Employer.

        (b) "Defined Benefit Plan" means any Retirement Plan that is not a Defined Contribution Plan.

        (c) "Defined Benefit Plan Faction", for a Limitation Year, means a fraction,

                (1) the numerator of which is the aggregate Projected Annual Benefit (determined as of the last day of the Limitation
                        Year) of the Participant under all Defined Benefit Plans, and

                (2) the denominator of which is an amount equal to the lesser of -

                        (i) the product of 1.25 multiplied by the dollar limitation in effect under Section 415(b)(1)(A) of the Code for such Limitation Year (adjusted as described herein)

                        (ii) the product of 1.4 and the aggregate Projected Annual Benefit (determined as of such last day of the Limitation Year) which the Participant would receive under all such plans if the plans, in the aggregate, provided the benefit described in Section 415(b)(1)(B) of the Code.

                (3)     (A)     In the case of an annual retirement benefit that
                                begins before a Participant's Social Security
                                Retirement Age, the dollar amount described in
                                Section 415(b)(1)(A) of the Code for such Limitation Year shall be adjusted (in accordance with regulations prescribed by the Secretary) so that such limitation equals an annual benefit, beginning at the age at which the Participant's benefit commences, which is equivalent to the dollar amount specified under Section
                                415(b)(1)(A) of the Code beginning at the Social
                                Security Retirement Age on the basis of the actuarial assumptions specified in the respective Defined Benefit Plan for such adjustment. The reduction under this subparagraph shall be made in a manner consistent with the Code and the regulations promulgated thereunder.

                        (B) In the case of an annual retirement benefit that begins after the Participant's Social Security Retirement Age, the dollar limitation contained in Section 415(b)(1)(A) of the Code shall be adjusted (in accordance with regulations prescribed by the Secretary) so that such limitation equals an annual benefit beginning at the age at which the Participant's benefit commences, which is the actuarial equivalent (based on the actuarial assumptions specified in the respective Defined Benefit Plan for such adjustment) of a benefit equal to the dollar amount specified in Section 415(b)(1)(A) of the Code beginning at the Social Security Retirement Age.

        (d) "Defined Contribution Plan" means this Plan and any other Retirement Plan which provides for an individual account for each Participant and for benefits based solely on the amount contributed to such account and any income, expense, gains and losses, and forfeitures of accounts of other participants which may be allocated to such account.

        (e) "Defined Contribution Plan Fraction", for a Limitation Year, means a fraction.

                (1) the numerator of which is the sum of the Annual Additions to a Participant's Accounts under this Plan and all other Defined Contribution Plans, as of the close of the Limitation Year and for all prior Limitation Years, and

                (2) the denominator of which is the sum of the lesser of the following amounts, determined for such Limitation Year and for each prior year of the Participant's service with an Employer or any member of the Controlled Group:

                        (A) the product of 1.25 multiplied by the dollar limitation in effect under Section 415(c)(1)(A) of the Code, or

                        (B) the product of 1.4 multiplied by the amount which may be taken into account under Section 415(c)(1)(B) of the Code.

        (f)     "Limitation Year" means the Plan Year.

        (g)     (1)     A Participant's "Projected Annual Benefit" under a
                        Defined Benefit Plan shall be equal to the annual retirement benefit to which he would be entitled under such Plan if he were to continue employment until his normal retirement age under such plan (or until his current age, if later), his Section 415 Compensation for the Limitation Year under consideration remains the same until the date he attains the age described above, and all other relevant factors used to determine benefits under the plan were to remain the same as in the current
                        Limitation Year for all future Limitation Years.

                (2)     For purposes of this Subsection (g),

                        Except as provided below, a benefit payable in a form other than a straight life annuity must be adjusted to an actuarially equivalent straight life annuity before applying the limitation of this article. The actuarial assumptions used to determine actuarial equivalence will be those specified in the respective Defined Benefit Plan for such adjustment. The annual benefit does not include any benefits attributable to employee contributions or rollover contributions, or the assets transferred from a qualified plan that were not maintained by the Employer. No actuarial adjustment to the benefit is required for (a) the value of a qualified joint and survivor annuity, (b) the value of benefits that are not directly related to retirement (such as the qualified disability benefit, pre-retirement death benefits, and post-retirement medical benefits, and (c) the value of post-retirement cost-of-living increases made in accordance with Section 415(d) of the Code and
                        Section 1.415-3(c)(2)(iii) of the Federal Income Tax Regulations.

        (h) "Retirement Plan" means any Plan maintained by an Employer or any member of the Controlled Group that is (A) a pension, profit sharing or stock bonus plan, described in Section 401(a) and 501(a) of the Code, (B) an annuity plan or annuity contract described in Section 403(a) of the Code, or (C) a simplified employee pension plan described in Section 408(k) of the Code. In addition, "Retirement Plan" shall include (A) an individual retirement account or an individual retirement annuity described in Section 408(a) or 408(b) of the Code, or any annuity contract described in Section 403(b) of the Code, if such account or annuity is considered to be maintained by an Employer or any member of the Controlled Group under Section 1.415-7(h) or (i) of the Federal Income Tax Regulations and (B) a program of voluntary contributions under a Defined Benefit Plan.

        (i) "Section 415 Compensation", for any period, means an individual's current compensation from an Employer or any member of the Controlled Group required to be reported on Form W-2 for such period including those items listed in Paragraph (1) of Treasury Regulation 1.415-2(d) but excluding those items listed in Paragraph (2) thereof.

        (j) "Social Security Retirement Age" means the age used as the retirement age under Section 216(l) of the Social Security Act, except that such section shall be applied in accordance with
                Section 415(b)(8) of the Code, (A) without regard to the age increase factor and (B) as if the early retirement age under
                Section 216(l)(2) of the Social Security Act were 62.

14.2    Limitation:
        Notwithstanding anything in this Plan to the contrary and except as otherwise provided in this Article XIV, a Participant's Annual Addition under this Plan, for a Limitation Year, may not exceed the lesser of -

        (a)     $30,000 or such other amount as may be prescribed pursuant to
                Section 415(d) of the Code, or

        (b) twenty-five percent (25%) of his Section 415 Compensation for the Limitation Year.

14.3    Suspension:
        If the Annual Additions otherwise made to the Accounts of a Participant would cause the limitations of Section 415 applicable to that Participant for the Limitation Year to be exceeded, such excess shall be eliminated by making reductions in such Annual Additions in the following order:

        (a) First, the Participant's Before-tax Contributions for that Limitation Year to the extent they constitute Annual Additions, and gains attributable to such contributions, shall be returned to the Participant.

        (b) Second, the excess amounts in the Participant's Account shall be held unallocated in a Suspense Account to be established by the Trustees and shall be allocated and reallocated in the next Limitation Year (and succeeding Limitation Years, as necessary), subject to the limitations of Section 415 of the Code, to the respective Accounts of all the participants in the Plan. If the Suspense Account has a balance at any time during a particular Limitation Year, other than the Limitation Year in which the excess amount initially arose, all amounts in the Suspense Account must be allocated and reallocated to Participants' Accounts (subject to the limitations of Section 415) before any contributions which would constitute Annual Additions may be made to the Plan for that Limitation Year.

14.4    1.0 Limitation:
        Notwithstanding the provisions of Section 14.2 and 14.3, for each Participant who is also a participant in a Defined Benefit Plan, the Committee will compute such Participant's Defined Benefit Plan Fraction and Defined Contribution Plan Fraction and will adjust his Annual Additions and his Projected Annual Benefit, so that the sum of such fractions, for any Limitation Year, will not exceed (1.0).

        The limitation on aggregate benefits from a Defined Benefit Plan and a Defined Contribution Plan which is contained in Section 2004 of ERISA, shall be complied with by a reduction (if necessary) in the Participant's benefits under a Defined Benefit Plan before a reduction in this Plan.

14.5    Miscellaneous:
        The limitation imposed by this Article XIV shall be administered in accordance with the final regulations and rulings issued by the Secretary of the Treasury under Section 415 of the Code.

                                   ARTICLE XV

                              TOP HEAVY PLAN YEARS

15.1    Definitions:

        For purposes of this Article XV:

        (a)  (1)        "Key Employee" means any Employee or former Employee
                        (including beneficiaries of such Employee) who, at any time during the Plan Year or any of the four
                        (4) preceding Plan Years, is -

                        (A) one of the ten (10) Employees whose annual 416 Compensation is more than the limitation in effect under Section 415(c)(1)(A) and owning (or considered as owning within the meaning of
                                Section 318 of the Code) the largest interest in the Employer or any member of the Controlled Group;

                        (B) an owner (within the meaning of Section 318 of the Code) of (i) more than five percent (5%) of the outstanding stock, or of stock possessing more than five percent (5%) of the total combined voting power, of the Employer or (ii) more than five percent (5%) of the capital or profits interest in the Employer which is not a corporation;

                        (C) an owner of (i) more than one percent (1%) of the outstanding stock or of stock possessing more than one percent (1%) of the total combined voting power of the Employer or (ii) more than one percent (1%) of the capital or profits interest in the Employer which is not a corporation, in either case if and only if the 416 Compensation of such owner from all Employers and members of the Controlled Group combined exceeds $150,000; or

                        (D) an officer of an Employer or any member of the Controlled Group whose 416 Compensation exceeds 50% of the dollar limit in effect under Section 415(b)(1)(A) of the Code for any such Plan Year.

                The determination of who is a Key Employee will be made in accordance with Code Section 416(i)(1) and the regulations thereunder.

        (b)     "Non-key Employee" means an Employee who is not a Key Employee.

        (c) "Determination Date" means with respect to any Plan Year the last day of the immediately preceding Plan Year.

        (d)     "Aggregation Group" means

                (1) each plan of an Employer or any member of the Controlled Group, which -

                        (A) has one or more Participants who are Key Employees, and/or

                        (B) enables any plan described in Subparagraph (A) to meet the requirements of Section 401(a)(4) or
                                Section 410 of the Code,

                        plus, at the Bank's election,

                (2) any other plan or plans which, when considered together with the plan or plans described in Paragraph (1), satisfy the requirements of Section 401(a)(4) and
                        Section 410 of the Code.

        (e) the terms "Employee" and "Key Employee" include former Employees and the beneficiaries of present and former Employees.

        (f) "Top-Heavy Plan Year" means any Plan Year with respect to which the Plan is a Top-Heavy Plan described in Section 15.3, such
                Section 15.3 to be read as incorporating the definitions supplied by Section 416 of the Code and the regulations promulgated thereunder, and those of any successor statute thereto.

        (g) "416 Compensation" has the meaning given the term compensation by Section 414(q)(7) of the Code.

15.2    Top-Heavy Minimum Governs:

        To the extent required under Section 401(a)(10)(B) and/or Section 416 of the Code (or any successor statute(s) thereto), for any Top-Heavy Plan Year, the provisions of Section 15.4 shall apply to the Plan, notwithstanding any other provision in the Plan.

15.3    Top-Heavy Determination:

        (a) The Plan is a Top-Heavy Plan with respect to a Plan Year, if, as of the Determination Date of such Plan Year --

                (1) the aggregate of the Account balances of Key Employees under the Plan exceeds sixty percent (60%) of the aggregate of the Account balances of all Employees under the Plan unless the Plan is a member of an Aggregation Group with respect to which the percentage test of Subparagraph (2)(B) is not met; or

                (2)     the Plan is a member of an Aggregation Group --

                        (A)     which is described in Section 15.1(d)(1), and

                        (B)     with respect to which the sum of --

                                (i)     the present value of the cumulative
                                        accrued benefits, of all Key Employees
                                        under all defined benefit plans in the
                                        Aggregation Group, and

                                (ii) the aggregate of the account balances of all Key Employees under all defined contribution plans in the Aggregation Group --

                                exceeds sixty percent (60%) of the sum of --

                                (i)     the present value of the cumulative
                                        accrued benefits, of all Employees under all defined benefit plans included in the Aggregation Group, and

                                (ii) the aggregate of the account balances of all Employees under all defined contribution plans in the Aggregate Group.

        (b)     For purposes of this Section 15.3:

                (1) the accrued benefit and/or account balances of any Employee who is not a Key Employee during the Plan Year but who was a Key Employee during any prior Plan Year shall be disregarded;

                (2) the present value of an Employee's accrued benefit under a defined benefit plan as of a Determination Date shall be determined as of that valuation date which occurs within the twelve (12) month period ending on such Determination Date and is used by the enrolled actuary for computing Plan costs for minimum funding, as if the Employee's separation from service occurred on such valuation date.

                (3) the account balance of an Employee in a defined contribution plan as of any Determination Date shall be equal to the account balance of the Employee on the valuation date which occurs within the twelve (12) month period ending on such Determination Date including an adjustment for contributions made or which are due as of such Determination Date.

                (4) for any Plan Year the present value of the accrued benefit or the account balance of any Employee who has not performed service for an Employer during the five
                        (5) year period ending on the Determination Date shall be disregarded.

                (5) the account balance of an Employee in a defined contribution plan or the present value of the accrued benefit of an Employee in a defined benefit plan, as of a Determination Date -

                        (A) excludes any rollover contribution or similar transfer to such plan and attributable to the Participant's interest in a plan other than a plan maintained by an Employer or any member of the Controlled Group, and

                        (B) includes any amount distributed with respect to the Employee under the plan within the five (5) year period ending on the Determination Date, except to the extent that such amount is included in such Employee's account balance or the present value of his accrued benefit pursuant to Paragraph (2) or (3). This Subparagraph (B) shall also apply to distributions under a terminated plan which if it had not been terminated would have been required to be included in an Aggregation Group.

                (6) the present value of Employees' accrued benefit shall be determined using the actuarial assumptions specified in the respective Defined Benefit Plans under which such benefits accrued. The accrued benefit or any Employee (other than a Key Employee) shall be determined

                        (i) under the method which is used for accrual purposes for all plans of the employer or any member of the Controlled Group, or

                        (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under Section 411(b)(l)(C) of the Code.

15.4    Minimum Benefit:

        (a) Except as provided in Subsection (b), the amount of the Employer contribution made on behalf of each Participant who is not a Key Employee for any Plan Year for which the Plan is a Top-Heavy Plan shall be at least equal to the lesser of:

                (1) three percent (3%) of such Participant's Section 415 Compensation if the Non-Key Employee has not separated from service at the end of the Plan Year, regardless of whether the Non-Key Employee had 1,000 Hours of Service, less any amount contributed on behalf of the Participant under any other defined contribution plan maintained by an Employer or an Affiliate; or

                (2) the percentage of Section 415 Compensation represented by the Employer contribution made on behalf of the Key Employee for whom such percentage is the highest for such Plan Year, determined by dividing the Employer contribution made on behalf of each such key Employee by so much of his Section 415 Compensation as does not exceed $150,000.

        (b) Where the inclusion of this Plan in an Aggregation Group pursuant to Section 15.1(d)(1) enables a defined benefit plan described in Section 15.1(d)(1) to meet the requirements of
                Section 401(a)(4) or Section 410 of the Code, the minimum contribution required under this Section 15.4 shall be the amount specified in Section 15.4(a)(1).

        (c) The above provisions shall not apply to any Participant to the extent that he is covered under any other plan or plans of the Employer or any member of the Controlled Group and such plan or plans have provided the minimum allocation or benefit requirement applicable to this Top-Heavy Plan will be met in such other plan or plans.

        (d) Matching contributions and elective contributions on behalf of Key Employees are taken into account in determining the minimum required contribution requirement of Section 416(c)(2) of the Code. Elective and matching contributions on behalf of Employees other than Key Employees shall not be treated as Employer contributions for purposes of the minimum contribution requirements of Section 416 of the Code.

15.5    Miscellaneous:

        For any Top-Heavy Plan Year, the limitations contained in Article XIV of the Plan shall be applied by substituting "1.0" for "1.25" in Section 14.1(c)(2) and 14.1(e)(2) of the Plan, unless for such Plan Year -

        (a) the requirements of Section 15.4 would be satisfied if "four percent (4%)" were substituted for "three percent (3%)" in Subsection (a)(1) thereof; and

        (b) the Plan would not be a Plan described in Section 15.3 if "ninety percent (90%)" were substituted for "sixty percent (60%)" whenever the latter figure appears in Section 15.3.

15.6 For any Plan Year in which the Plan is Top Heavy, non-key Employees participating in this Plan and the Bank's defined benefit plan will receive the Top-Heavy minimum benefit under the defined benefit plan.

                                   ARTICLE XVI

                                  MISCELLANEOUS

16.1    Uniform Administration:

        Whenever, in the administration of the Plan, any action is required to be taken by an Employer or the Committee, including, but not by way of limitation, action with respect to eligibility or classification of employees, contributions or benefits, such action shall be uniform in nature as applied to all persons similarly situated and no such action shall be taken which will discriminate in favor of Participants who are officers or significant shareholders of an Employer or persons whose principal duties consist of supervising the work of other employees or Highly Compensated Employees.

16.2    Payment Due an Incompetent:

        If the Committee determines that any person to whom a payment is due thereunder is incompetent by reason of physical or mental disability, the Committee shall have power to cause the payments becoming due to such person to be made to another for the benefit of the incompetent, without responsibility of the Committee or the Trustee to see to the application of such payment. Payments made in accordance with such power shall operate as a complete discharge of all obligations on account of such payment of the Committee, the Trustee and the Trust Fund.

16.3    Source of Payments:

        All benefits under the Plan shall be paid or provided solely from the Trust Fund and the Employers assume no liability or responsibility therefor, except to the extent required by law.

16.4    Plan Not a Contract of Employment:

        Nothing herein contained shall be deemed to give any Employee or Participant the right to be retained in the employ of an Employer or any member of the Controlled Group or to interfere with the right of the Employer to discharge any Employee or Participant at any time.

16.5    Applicable Law:

        Except to the extent governed by Federal law the Plan shall be administered and interpreted in accordance with the laws of the State of Delaware.

16.6    Unclaimed Amounts:

        It shall be the sole duty and responsibility of a Participant or Beneficiary to keep the Committee apprised of the most current mailing address. If any benefit to be paid under the Plan is unclaimed, within such reasonable time period in accordance with applicable law, as the Committee shall prescribe, it shall be forfeited and applied to reduce Company Matching Contributions; provided, however, that such forfeiture shall be reinstated if a claim is made by the Participant or Beneficiary for the forfeited benefit.

16.7    No Liabilities:

        No liability shall attach to any Employer for payment of any benefits or claims thereunder, and all Participants and Beneficiaries, and all persons claiming under or through them, shall have recourse only to the Trust Fund for payment or any such benefit or claim.

16.8    Refund of Employer Contribution

        In the event of (a) initial disqualification of the Plan in accordance with Section 403(c)(2)(B) of ERISA, (b) disallowance of a deduction, or
        (c) mistake of fact, the Employer contributions shall be returned to the Employer which made said contribution to the extent permitted under
        Section 403(c) of ERISA and Section 401(a)(2) of the Code. Return of contributions pursuant to (a), (b) or (c) of this Section shall be made within one (1) year of the date of adverse determination, disallowance of deduction, or date of payment of the mistaken portion of the contribution, as the case may be only after timely written demand has been made therefor by the Employer.

16.9    Illegality or Invalidity:

        If any provision in this Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan, which shall be construed and enforced as if such illegal or invalid provision had never been included herein.

16.10   Gender:

        Whenever any words are used herein in the masculine gender, they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and vice versa, and wherever any words are used herein in the singular form, they shall be construed as though they were also used in the plural form in all cases where they would so apply; and vice versa.

                                  ARTICLE XVII

                     SPECIAL RULES FOR TRANSFERRED ACCOUNTS

17.1 The following provisions shall apply to the Accounts transferred into the Plan from California Federal Employees' Investment Plan (formerly known as the "First Nationwide Employees' Investment Plan").

        (a) All transferred funds shall be accounted for separately and all optional forms of benefits protected under Section 411(d)(6) of the Code shall be preserved with respect to the transferred funds.

        (b) All transferred funds shall be available for in-service distribution once each Plan Year for:

                (i) withdrawal upon the Participant's attainment of age 59-1/2, and

                (ii)    loans under the provisions of the Plan.

        (c) All transferred funds shall be available for hardship withdrawals under the provisions of the Plan.

        (d) Transferred funds shall not be distributed without the consent of the Participant or the Participant's Beneficiary (if the Participant is deceased and the Beneficiary is his or her surviving spouse) prior to April 1 of the year following the year in which the Participant attains (or in the event of his or her death would have attained) age 70-1/2. The previous sentence shall not apply to Account balances of $3,500 or less.

17.2 Effective as soon as reasonably practicable after the receipt of a favorable determination letter from the Internal Revenue Service, North Side Savings Bank 401(k) Savings Plan ("Northside Plan") will be merged into the Plan. All assets and liabilities of the North Side Plan will be transferred into the Plan. The following shall apply to transferred Participant Accounts.

        (a) All transferred funds shall be accounted for separately and all benefits protected under Section 411(d) of the Code shall be preserved.

        (b) All transferred funds shall be available for in-service distributions twice each Plan Year for withdrawal upon the Participant's attainment of age 59-1/2.

        (c) All transferred funds shall be available for in-service distributions once each Plan Year for loans under the provisions of the Plan.

        (d) All transferred funds shall be available for hardship withdrawals under the provisions of the Plan.

        (e) Promissory notes for outstanding loans in the Northside Plan will be accepted by the Trustee. The loans will amortize for the same period of time and at the same interest rate as previously agreed to under the Northside Plan, modified wherever necessary.

        (f) Transferred funds shall not be distributed without the consent of the Participant or the Participant's Beneficiary (if the Participant is deceased and the Beneficiary is his or her surviving spouse) prior to April 1 of the year following the year in which the Participant attains (or in the event of his or her death would have attained) age 70-1/2. The previous sentence shall not apply to Account balances of $3,500 or less.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals this ______ day of ________________, 1997.


                                        ________________________________________
                                        North Fork Bancorporation, Inc.


                                        By:  ___________________________________

ATTEST:




___________________________________
Secretary

                              AMENDMENT NUMBER ONE

                     TO THE NORTH FORK BANCORPORATION, INC.

                         401(k) RETIREMENT SAVINGS PLAN

The North Fork Bancorporation, Inc. 401(k) Retirement Savings Plan is amended in the following respects, effective August 1, 1997.

                                       (1)

Article XVII is amended to add the following at the end thereof.

"17.3 Effective August 1, 1997, the assets and liabilities of the Bank of Great Neck 401(k) Savings and Profit Sharing Plan shall be transferred into the Plan. The following shall apply to transferred Participant Accounts.

         (a) All transferred funds shall be accounted for separately and all benefits protected under Section 411(d) of the Code shall be preserved.

         (b) All transferred funds shall be available for in-service distributions for

                  (i)      withdrawal upon the Participant's attainment of age
                           59-1/2,

                  (ii)     loans under the provisions of the Plan; and

                  (iii) hardship withdrawals under the provisions of the Plan.

         (c) Transferred funds shall not be distributed without the consent of the Participant or the Participant's Beneficiary (if the Participant is deceased and the Beneficiary is his or her surviving spouse) prior to April 1 of the year following the year in which the Participant attains (or in the event of his or her death would have attained) age 70-1/2. The previous sentence shall not apply to Account balances of $3,500 or less.

17.4 Effective as soon as practicable after the receipt of a Compliance Statement from the Internal Revenue Service, the assets and liabilities of the Extebank 401(k) Plan will be transferred with the Plan. The following shall apply to the transferred Participant Accounts.

         (a) All transferred funds shall be accounted for separately and all benefits protected under Section 411(d) of the Code shall be preserved.

         (b) All transferred funds shall be available for in-service distributions for

                  (i)      loans under the provisions of the Plan; and

                  (ii) hardship withdrawals under the provisions of the Plan.

         (c) Transferred funds shall not be distributed without the consent of the Participant or the Participant's Beneficiary (if the Participant is deceased and the Beneficiary is his or her surviving spouse) prior to April 1 of the year following the year in which the Participant attains (or in the event of his or her death would have attained) age 70-1/2. The previous sentence shall not apply to Account balances of $3,500 or less."

                              AMENDMENT NUMBER TWO

                     TO THE NORTH FORK BANCORPORATION, INC.

                         401(k) RETIREMENT SAVINGS PLAN

The North Fork Bancorporation, Inc. 401(k) Retirement Savings Plan is amended in the following respects, effective December 31, 1997.

                                       (1)

Article XVII is amended to add the following at the end thereof.

"17.5 Effective December 31, 1997, the assets and liabilities of the Bayside Federal Savings Bank Tax Deferral Plan (the "Bayside Plan") shall be transferred into the Plan. The following shall apply to transferred Participant Accounts.

         (a) All transferred funds shall be accounted for separately and all benefits protected under Section 411(d) of the Code shall be preserved.

         (b) All transferred funds shall be available for in-service distributions for

                  (i)      withdrawal upon the Participant's attainment of age
                           59-1/2,

                  (ii)     loans under the provisions of the Plan; and

                  (iii) hardship withdrawals under the provisions of the Plan.

         (c) Transferred funds shall not be distributed without the consent of the Participant or the Participant's Beneficiary (if the Participant is deceased and the Beneficiary is his or her surviving spouse) prior to April 1 of the year following the year in which the Participant attains (or in the event of his or her death would have attained) age 70-1/2. The previous sentence shall not apply to Account balances of $3,500 or less.

         (d) Promissory Notes for outstanding loans in the Bayside Plan will be accepted by the Trustee. The loans will amortize for the same period of time and at the same interest rate as previously agreed to under the provisions of the Bayside Plan, modified wherever necessary.

                          AMENDMENT NUMBER THREE TO THE

                         NORTH FORK BANCORPORATION, INC.

                         401(k) RETIREMENT SAVINGS PLAN

The North Fork Bancorporation, Inc. 401(k) Retirement Savings Plan is amended in the following respects.

                                       (1)

A new Section 2.12 is added to read:

         "Employees of Branford Savings Bank who are eligible to participate in the Branford Savings Bank 401(k) Savings and Retirement Plan on December 31, 1997, and are employed by a subsidiary of North Fork Bancorporation, Inc. on January 1, 1998, shall be eligible to participate in the Plan on January 1, 1998. All other employees of Branford Savings Bank shall be eligible to participate pursuant to
         Section 2.1(b) herein. Service from their date of employment with Branford Savings Bank will be credited for purposes of eligibility in the Plan."

                                       (2)

Section 6.2 is amended to add the following at the end thereof:

         "Each eligible former employee of Branford Savings Bank who enrolls in the Plan on January 1, 1998 shall be 100% vested in his Bank Matching Contribution."

                                       (3)

Effective January 1, 1998, Section 6.4 is amended to delete "$3,500" on the eighth line thereof and insert "$5,000" in its stead.

                                       (4)

A new Section 6.11 is added to read:

         "Eligible employees of Branford Savings Bank employed by Branford Savings Bank on December 31, 1997 shall be eligible to enroll in the Plan on January 1, 1998. Participants who elect to join the Plan after January 1, 1998 shall receive credit from the later of October 1, 1992 or their date of employment with Branford Savings Bank for purposes of vesting in the Plan."

                                       (5)

Effective January 1, 1998, Section 11.3 is amended to delete "$3,500" on the 20th and 22nd lines thereof and insert "$5,000" in its stead.

                                       (6)

Section 17.1(d), 17.2(f), 17.3(c) and 17.4(c) are amended to delete "$3,500" and insert "$5,000" on the sixth line thereof.

         IN WITNESS WHEREOF, the Bancorporation has caused this Amendment to be executed by its duly authorized officer on the 15th day of December, 1997.

         NORTH FORK BANCORPORATION, INC.

By:
         --------------------------------------------------
         Daniel M. Healy
         Executive Vice President & Chief Financial Officer


         ATTEST:


         --------------------------------------------------

                              AMENDMENT NUMBER FOUR

                     TO THE NORTH FORK BANCORPORATION, INC.

                         401(k) RETIREMENT SAVINGS PLAN

The North Fork Bancorporation, Inc. 401(k) Retirement Savings Plan is amended in the following respects.


                                       (1)

A new Section 2.13 is added to read:

         "Employees of New York Bancorporation, Inc., employed by North Fork Bank during the period of January 1, 1998 through March 27, 1998 who were eligible to participate in the Home Federal Savings Bank Tax Deferral Savings Plan shall be eligible to participate in the Plan at the beginning of the next payroll period following the date of employment with the Bank. Employees of New York Bancorporation employed by North Fork Bank on May 1, 1998 who were eligible to participate in the Home Federal Savings Bank Tax Deferral Savings Plan on April 30, 1998 shall become Participants in the Plan on May 1, 1998. All other employees of New York Bancorporation, Inc. employed by North Fork Bank shall be eligible to participate in the Plan once they have completed the eligibility requirements pursuant to Section 2.1 herein. Service from date of employment with New York Bancorporation, Inc. or Hamilton Bancorp, Inc will be credited to employees for the purposes of satisfying such eligibility requirements of Section 2.1."

                                       (2)

Section 6.2 is amended to add the following at the end thereof.

         "Each eligible former employee of New York Bancorporation, Inc. who enrolls in the Plan by May 1, 1998 shall be 100% vested in his Bank Matching Contribution."

                                      (3)

         A new section 6.11 is added to read:

                  "Employees of New York Bancorporation, Inc. subsequently employed by North Fork Bank on January 1, 1998 and thereafter, who enroll in the Plan, will receive service credit from the later of October 1, 1992 or their date of employment with New York Bancorporation, Inc. or Hamilton Bancorp, Inc. for purposes of vesting in the Plan."

         IN WITNESS WHEREOF, the Bancorporation has caused this amendment to be executed by its duly authorized officer on this _______________ day of ______________, 1998.

         NORTH FORK BANCORPORATION, INC.

         By: __________________________________________________
             Daniel Healy
             Executive Vice President & Chief Financial Officer

         ATTEST:

                              AMENDMENT NUMBER FIVE

                     TO THE NORTH FORK BANCORPORATION, INC.

                         401(k) RETIREMENT SAVINGS PLAN

The North Fork Bancorporation, Inc. 401(k) Retirement Savings Plan is amended in the following respects.

                                       (1)

Section 4.1 is amended to add the following at the end thereof.

         "The Employer shall make a one-time Bank Matching Contribution with respect to Before-tax Contributions made in the first two payrolls during the month of October 1998 by Participants employed at the branches of Branford Savings Bank acquired by Citizens Savings Bank on October 16, 1998."

                                       (2)

Article XVII is amended to add the following at the end thereof.

"17.5 Effective December 31, 1998, the assets and liabilities of the Home Federal Savings Bank Tax Deferral Savings Plan will be transferred into the Plan. The following shall apply to transferred Participant Accounts.

         (a) All transferred funds shall be accounted for separately. Separate accounts shall be set up for transferred voluntary after-tax contributions.

         (b) All benefits protected under Section 411(d) of the Code shall be preserved.

         (c) All transferred funds shall be available for in-service distributions for:

                  (i) withdrawal upon the Participant's attainment of age
                  59-1/2;

                  (ii) loans under the provisions of the Plan; and

                  (iii) hardship withdrawals under the provisions of the Plan.

         (d) Transferred funds shall not be distributed without the consent of the Participant or the Participant's Beneficiary (if the Participant is deceased and the Beneficiary is his or her surviving spouse) prior to April 1 of the year following the year in which the Participant attains (or in the event of his or her death would have attained) age 70-1/2. The previous sentence shall not apply to Account balances of $5,000 or less".

17.6 Effective December 31, 1998, the assets and liabilities of the Branford Savings Bank 401(k) Savings and Retirement Plan will be transferred into the Plan.

The following shall apply to transferred Participant Accounts.

         (a) All transferred funds shall be accounted for separately and all benefits protected under Section 411(d) of the Code shall be preserved.

         (b) All transferred funds shall be available for in-service distributions for:

                  (i) loans under the provisions of the Plan and

                  (ii) hardship withdrawals under the provisions of the Plan.

         (c) Transferred funds shall not be distributed without the consent of the Participant or the Participant's Beneficiary (if the Participant is deceased and the Beneficiary is his or her surviving spouse) prior to April 1 of the year following the year in which the Participant attains (or in the event of his or her death would have attained) age 70-1/2. The previous sentence shall not apply to Account balances of $5,000 of less."

IN WITNESS WHEREOF, the Bancorporation has caused this amendment to be executed by its duly authorized officer on this ______ day of ______________, 1998.

NORTH FORK BANCORPORATION, Inc.



By__________________________________________________
Daniel Healy
Executive Vice President and Chief Financial Officer



ATTEST:_____________________________________________

                              AMENDMENT NUMBER SIX

                     TO THE NORTH FORK BANCORPORATION, INC.

                         401(k) RETIREMENT SAVINGS PLAN

The North Fork Bancorporation, Inc. 401(k) Retirement Savings Plan is amended in the following respects.

                                       (1)

A new Section 2.14 is added to read:

         "Employees of Amivest Corporation employed by a subsidiary of North Fork Bancorporation, Inc. on December 31, 1998 who were eligible to participate in the Amivest Corporation 401(k) Plan on December 31, 1998 shall become Participants in the Plan on January 1, 1999. All other employees of Amivest Corporation employed by a subsidiary of North Fork Bancorporation, Inc. Shall be eligible to participate in the Plan once they have completed the eligibility requirements pursuant to Section
         2.1 herein. Service from the date of employment with Amivest Corporation will be credited to employees for purposes of satisfying such eligibility requirements of Section 2.1."

                                       (2)

Section 6.2 is amended to add the following at the end thereof:

         "Each eligible employee of Amivest Corporation who enrolls in the Plan by January 1, 1999 shall be 100% vested in his Bank Matching Contribution."

                                       (3)

A new Section 6.13 is added to read:

         "Employees of Amivest Corporation subsequently employed by a subsidiary of North Fork Bancorporation, Inc. on January 1, 1999 and thereafter, who enroll in the Plan, will receive service credit from the later of October 1, 1992 or their date of employment with Amivest Corporation for purposes of vesting in the Plan."

         IN WITNESS WHEREOF, the Bancorporation has caused this amendment to be executed by its duly authorized officer this ___________ day of ___________, 1998.


NORTH FORK BANCORPORATION, INC.

By:      __________________________________________________
         Daniel Healy
         Executive Vice President & Chief Financial Officer

ATTEST:____________________________________________________

                          AMENDMENT NUMBER SEVEN TO THE
                         NORTH FORK BANCORPORATION, INC.
                         401(k) RETIREMENT SAVINGS PLAN

        The North Fork Bancorporation, Inc. 401(k) Retirement Savings Plan ("Plan") is amended in the following respects:

A.       AMENDMENTS RELATING TO RELIANCE FEDERAL SAVINGS BANK MERGER:

The following Amendments are effective as of February 18, 2000:

1. A new Section 2.15 is added to the Plan to read in its entirety as follows:

         "Former employees of Reliance Federal Savings Bank or any of its affiliates who were eligible to participate in the Reliance Federal Savings Bank 401(k) Retirement Savings Plan on the date of execution of the merger agreement between North Fork Bancorporation, Inc. and Reliance Federal Savings Bank who became employees of the Employer on such date or any subsequent date through and including February 18, 2000, on account of the merger of North Fork Bancorporation, Inc. and Reliance Federal Savings Bank, shall be eligible to participate in the Plan as soon as administratively practicable following their employment by the Employer. All other such former employees shall be eligible to participate pursuant to Section 2.1(b) herein. Service from the date of such employees' initial employment with Reliance Federal Savings Bank or any of its affiliates will be credited to such employees for purposes of satisfying the eligibility requirements of this Article II."

2.       Section 6.2 is amended to add the following to the end thereof:

         "Each eligible former employee of Reliance Federal Savings Bank or any of its affiliates who enrolls in the Plan as of the earliest permissible date under Section 2.15 shall immediately be 100% vested in his or her Bank Matching Contributions."

3.       A new Section 6.14 is added to read in its entirety as follows:

         "Former employees of Reliance Federal Savings Bank or any of its affiliates who became employees of the Employer on the date of execution of the merger agreement between North Fork Bancorporation, Inc. and Reliance Federal Savings Bank or on any subsequent date through and including February 18, 2000, on account of the merger of North Fork Bancorporation, Inc. and Reliance Federal Savings Bank, will receive service credit from the date of such employees' initial employment with Reliance Federal Savings Bank or any of its affiliates for purposes of vesting under this Article VI."

B.       AMENDMENTS RELATING TO JAMAICA SAVINGS BANK FSB MERGER:

         The following Amendments are effective as of February 29, 2000:

1. A new Section 2.16 is added to the Plan to read in its entirety as follows:

         "Former employees of Jamaica Savings Bank FSB or any of its affiliates who were eligible to participate in the Incentive Savings Plan of Jamaica Savings Bank FSB on the date of execution of the merger agreement between North Fork Bancorporation, Inc. and Jamaica Savings Bank FSB who became employees of the Employer on such date or any subsequent date through and including February 29, 2000, on account of the merger of North Fork Bancorporation, Inc. and Jamaica Savings Bank FSB, shall be eligible to participate in the Plan as soon as administratively practicable following their employment by the Employer. All other such former employees shall be eligible to participate pursuant to Section 2.1(b) herein. Service from the date of such employees' initial employment with Jamaica Savings Bank FSB or any of its affiliates will be credited to such employees for purposes of satisfying the eligibility requirements of this Article II."

2.       Section 6.2 is amended to add the following to the end thereof:

         "Each eligible former employee of Jamaica Savings Bank FSB who enrolls in the Plan as of the earliest permissible date under Section 2.16 shall immediately be 100% vested in his or her Bank Matching Contributions."

3.       A new Section 6.15 is added to read in its entirety as follows:

         "Former employees of Jamaica Savings Bank FSB or any of its affiliates who became employees of the Employer on the date of execution of the merger agreement between North Fork Bancorporation, Inc. and Jamaica Savings Bank FSB or on any subsequent date through and including February 29, 2000, on account of the merger of North Fork Bancorporation, Inc. and Jamaica Savings Bank FSB, will receive service credit from the date of such employees' initial employment with Jamaica Savings Bank FSB or any of its affiliates for purposes of vesting under this Article VI."

IN WITNESS WHEREOF, NORTH FORK BANCORPORATION, INC. has caused this Amendment to be executed by its duly authorized officer effective as of the dates above referenced.

NORTH FORK BANCORPORATION, INC.

By
   --------------------------------------------------
         Daniel Healy
         Executive Vice President and
         Chief Financial Officer

                          AMENDMENT NUMBER EIGHT TO THE
                         NORTH FORK BANCORPORATION, INC.
                         401(k) RETIREMENT SAVINGS PLAN

The North Fork Bancorporation, Inc. 401(k) Retirement Savings Plan ("Plan") is amended in the following respects:

1. A new Section 10.4 is added to the Plan to read in its entirety as follows:

"10.4 Direct Rollovers from the Reliance Federal Savings Bank Employee Stock Ownership Plan or the Jamaica Savings Bank FSB Employee Stock Ownership Plan

         (a) Former employees of Reliance Federal Savings Bank or any of its affiliates who were participants in the Reliance Federal Savings Bank Employee Stock Ownership Plan ("Reliance ESOP") who became employees of the Employer on the date of execution of the merger agreement between North Fork Bancorporation, Inc. and Reliance Federal Savings Bank or on any subsequent date through and including February 18, 2000, on account of the merger of North Fork Bancorporation, Inc. and Reliance Federal Savings Bank, shall be eligible to make a one-time direct rollover to the Plan of the company stock they receive as a distribution from the Reliance ESOP. Such stock shall be subject to the provisions of Article VIII herein.

         (b) Former employees of Jamaica Savings Bank FSB or any of its affiliates who were eligible to participate in the Jamaica Savings Bank FSB Employee Stock Ownership Plan ("Jamaica ESOP") who became employees of the Employer on the date of execution of the merger agreement between North Fork Bancorporation, Inc. and Jamaica Savings Bank FSB or on any subsequent date through and including February 29, 2000, on account of the merger of North Fork Bancorporation, Inc. and Jamaica Savings Bank FSB, shall be eligible to make a one-time direct rollover to the Plan of the company stock they receive as a distribution from the Jamaica ESOP. Such stock shall be subject to the provisions of Article VIII herein."

IN WITNESS WHEREOF, NORTH FORK BANCORPORATION, INC. has caused this Amendment to be executed by its duly authorized officer, effective as of this ___________________ day of May, 2000.

NORTH FORK BANCORPORATION, INC.

By
   --------------------------------------------------
         Daniel Healy
         Executive Vice President and
         Chief Financial Officer

                          AMENDMENT NUMBER NINE TO THE
                         NORTH FORK BANCORPORATION, INC.
                         401(k) RETIREMENT SAVINGS PLAN

The North Fork Bancorporation, Inc. 401(k) Retirement Savings Plan ("Plan") is amended in the following respects:

1. A new Section 2.1(c) is added to the Plan to read in its entirety as follows:

         "Effective May 1, 2001, all salaried Employees are be eligible to participate in the Plan on the first of the month coincident with or next following three months of service and attainment of age 21."

2.       A new Section 2.16 is added to read in its entirety as follows:

         "Former employees of I&A Check Cashing Corporation who became employees of CBMC, Inc. a subsidiary of North Fork Bank Inc., shall be eligible to participate in the Plan pursuant to Section 2.1 herein. Service from the date of such employees' initial employment with I&A Check Cashing Corporation will be credited to such employees for purposes of satisfying the eligibility requirements of Article II.

3.       A new Section 6.15 is added to read in its entirety as follows:

         "Former employees of I&A Check Cashing Corporation who became employees of CBMC, Inc. a subsidiary of North Fork Bank Inc., on March 16, 2001, will receive service credit from the date of such employees' initial employment with I&A Check Cashing Corporation for purposes of vesting under this Article VI."